Exhibit 2.1

------------------------------------------------------------------------------



                            ASSET PURCHASE AGREEMENT

                                     between

                               HEXCEL CORPORATION

                                       and

                          BRITAX CABIN INTERIORS, INC.



                           Dated as of March 31, 2000

------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1- SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.......................1
   1.1 Sale of Assets by Seller...............................................1
   1.2 Risk of Loss...........................................................3
   1.3 Excluded Assets........................................................3
   1.4 Assumed Liabilities....................................................4
   1.5 Excluded Liabilities...................................................4

ARTICLE 2- PURCHASE PRICE AND ADJUSTMENTS.....................................6
   2.1 Purchase Price and Allocation..........................................6
   2.2 Payment of Cash Purchase Price.........................................7
   2.3 Cash Purchase Price Adjustment.........................................7

ARTICLE 3- REPRESENTATIONS AND WARRANTIES OF SELLER...........................9
   3.1 Corporate Existence....................................................9
   3.2 Corporate Authority....................................................9
   3.3 No Conflicts...........................................................9
   3.4 Governmental Approvals; Consents.......................................10
   3.5 Financial Statements...................................................10
   3.6 Absence of Changes.....................................................10
   3.7 Personal and Real Properties...........................................11
   3.8 Contracts..............................................................12
   3.9 Litigation.............................................................13
   3.10 Proprietary Rights....................................................13
   3.11 Insurance.............................................................14
   3.12 Tax Matters...........................................................14
   3.13 Employment and Benefits...............................................14
   3.14 Compliance with Laws..................................................15
   3.15 Finders; Brokers......................................................15
   3.16 Environmental Matters.................................................16
   3.17 Sufficiency of Assets.................................................16
   3.18 Labor Matters.........................................................17
   3.19 Undisclosed Liabilities...............................................17
   3.20 Accounts Receivable...................................................18
   3.21 Inventory.............................................................18
   3.22 Condition of Certain Assets...........................................18
   3.23 Seller's Lenders' Consents............................................18
   3.24 No Other Representations or Warranties................................18

ARTICLE 4- REPRESENTATIONS OF BUYER...........................................18
   4.1 Corporate Existence....................................................18
   4.2 Corporate Authority....................................................19
   4.3 No Conflicts...........................................................19
   4.4 Governmental Approvals; Consents.......................................19
   4.5 Finders; Brokers.......................................................20
   4.6 Financial Capacity.....................................................20
   4.7 Export Licenses........................................................20
   4.8 No Other Representations or Warranties.................................20

ARTICLE 5- AGREEMENTS OF BUYER AND SELLER.....................................20
   5.1 Operation of the Business..............................................20
   5.2 Investigation of the Business..........................................21
   5.3 Mutual Cooperation.....................................................21
   5.4 Public Disclosures.....................................................22
   5.5 Post-Closing Access to Records and Personnel...........................22
   5.6 Excluded Seller Information............................................23
   5.7 Confidentiality........................................................24
   5.8 "As Is" Condition......................................................25
   5.9 Intercompany Transactions..............................................25
   5.10 Financing.............................................................25
   5.11 Transfer of Boeing Doorliner Agreement................................25
   5.12 Transition Services Agreement.........................................25
   5.13 Materials Supply Agreement............................................26
   5.14 Non-Competition Agreements............................................26
   5.15 Third Party Consents..................................................26
   5.16 Use of Hexcel Supplies................................................26
   5.17 Compliance with Bulk Sales Laws.......................................27
   5.18 Delivery of Exemption Certificates....................................27
   5.19 Exclusivity...........................................................27
   5.20 Certain Matters Relating to Customer Warranty Obligations.............27
   5.21 Retention Agreements..................................................28
   5.22 Confidentiality Agreements with Transferred Employees.................29
   5.23 Agreement Concerning Kent Assets......................................29

ARTICLE 6- TRANSFERRED EMPLOYEES..............................................30
   6.1 Hiring of Employees....................................................30
   6.2 Employee Benefit Plans and Arrangements................................30

ARTICLE 7- CONDITIONS.........................................................33
   7.1 Conditions Precedent to the Obligations of Buyer and Seller............33
   7.2 Conditions Precedent to the Obligations of Seller......................34
   7.3 Conditions Precedent to the Obligations of Buyer.......................34

ARTICLE 8- CLOSING............................................................36
   8.1 Closing Date...........................................................36
   8.2 Buyer Deliveries.......................................................36
   8.3 Seller Deliveries......................................................37

ARTICLE 9- INDEMNIFICATION....................................................37
   9.1 Survival of Representations, Warranties and Covenants..................37
   9.2 Indemnification by Seller..............................................37
   9.3 Indemnification by Buyer...............................................39
   9.4 Indemnification Calculations...........................................40

ARTICLE 10- TERMINATION.......................................................41
  10.1 Termination Events.....................................................41
  10.2 Effect of Termination..................................................41

ARTICLE 11- MISCELLANEOUS AGREEMENTS OF THE PARTIES...........................41
  11.1 Notices................................................................41
  11.2 Transaction Taxes......................................................43
  11.3 Further Assurances; Asset Returns......................................43
  11.4 Expenses...............................................................43
  11.5 Non-Assignability......................................................43
  11.6 Amendment; Waiver......................................................43
  11.7 Schedules and Exhibits.................................................44
  11.8 No Third Party Beneficiaries...........................................44
  11.9 Governing Law..........................................................44
  11.10 Consent to Jurisdiction...............................................44
  11.11 Definitions...........................................................45
  11.12 Entire Agreement......................................................53
  11.13 Section Headings; Table of Contents...................................53
  11.14 Severability..........................................................53
  11.15 Counterparts..........................................................54

                                                      EXHIBITS

EXHIBIT A         -        Financial Statements of the Business
EXHIBIT B         -        Form of Transition Services Agreement
EXHIBIT C         -        Form of Materials Supply Agreement
EXHIBIT D         -        Form of Seller Non-Competition Agreement
EXHIBIT E         -        Form of Buyer Non-Competition Agreement
EXHIBIT F         -        Form of Agreement Concerning Kent Assets
EXHIBIT G         -        Form of Assumption Agreement
EXHIBIT H         -        Form of Bill of Sale
EXHIBIT I         -        Form of Special Warranty Deed
EXHIBIT J         -        Form of Trademark Assignment
EXHIBIT K         -        Form of Patent Assignment

                            ASSET PURCHASE AGREEMENT

         This Asset  Purchase  Agreement,  dated as of March 31,  2000,  between
HEXCEL  CORPORATION,   a  Delaware  corporation  ("SELLER"),  and  BRITAX  CABIN
INTERIORS, INC., a Delaware corporation ("BUYER").

                                   WITNESSETH:

         WHEREAS, Seller is engaged in the Business (as defined herein); and

         WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, the Business and the Assets (as defined herein) of Seller, and, in connection therewith, Buyer has agreed to assume certain liabilities and obligations of Seller relating to the Business, all on the terms set forth herein. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Section 11.11.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

         1.1 SALE OF ASSETS BY SELLER.
             ------------------------

         Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer free of all liens and encumbrances other than Permitted Liens, and Buyer shall purchase and accept, Seller's right, title and interest in and to (A) all tangible assets, properties and rights of Seller located at the Facilities and used in the Business (other than any such tangible assets, properties or rights which are Excluded Assets); and (B) all intangible assets, properties and rights of Seller used primarily in the Business wherever located (other than any such intangible assets, properties or rights which are Excluded Assets), including, without limitation, those described in clauses (a)-(m) of this Section 1.1 ("ASSETS").

                (1) OWNED REAL PROPERTY. Those parcels of real property set
forth on            -------------------
SCHEDULE 1.1(a) ("OWNED REAL PROPERTY")and all of the  rights  arising  out of
--------------    -------------------
the ownership thereof or appurtenant thereto, together with all buildings, structures,facilities, fixtures and other improvements thereto ("IMPROVEMENTS");
                                                                 ------------

                (2) REAL  PROPERTY  LEASES.  The leases of real  property
described on        ----------------------
SCHEDULE  1.1(b),  and any  options to purchase the underlying  property,
---------------
leasehold improvements and all other rights appurtenant to such leases and subleases ("REAL PROPERTY LEASES");
             --------------------

                (3) MACHINERY AND EQUIPMENT. The Major Equipment and all other
                ---------------------------
machinery, equipment, tools, furniture, furnishings, goods and other tangible items of personal property owned or leased by Seller as of the Closing Date and which are located at the Facilities or which are located at the facilities of customers, suppliers or subcontractors and used in connection with the performance of a Contract (excluding the items set forth on SCHEDULE 1.1(C)(II)) ("MACHINERY"), and all warranties and guarantees, if any, existing for the benefit of Seller in connection with the Machinery to the extent transferable;

                (4) VEHICLES. All motor vehicles listed on SCHEDULE 1.1(d) ("VEHICLES"), and all warranties and guarantees,
  --------
if any, existing for the benefit of Seller in connection with the Vehicles to the extent transferable;

                (5) INTANGIBLE PROPERTY.
                    -------------------

                        (1) INTELLECTUAL  PROPERTY.  All right, title and
                        --------------------------
interest of Seller in and to the patents and patent applications, trademarks, trademark registrations and trade names set forth on SCHEDULE 1.1(e)
                                                     --------------
("INTELLECTUAL  PROPERTY")  along with all goodwill associated therewith; and
------------------------

                        (2) BUSINESS KNOW-HOW.  The Business  Know-How;
                        ---------------------
PROVIDED, HOWEVER, Seller and its Affiliates shall retain equal and independent ownership rights with Buyer in and to any Business Know-How which is the same or substantially the same as information or devices heretofore used at any facilities of Seller or any of its Affiliates other than the Facilities; PROVIDED, FURTHER, that the use by Seller and its Affiliates of the rights reserved to them in the Business Know-How shall be subject to the terms of the Seller Non-Competition Agreement;

                (6) BOOKS AND RECORDS.  All books and records of Seller relating
                    -----------------
primarily to the Business, including but not limited to, advertising, marketing and sales programs, business and strategic plans and customer lists;

                (7)  CONTRACTS.  Subject to  Section  5.15,  all  commitments,
                     ---------
contracts, agreements, and all other legally binding arrangements, written or oral, to which Seller is a party or by which Seller is bound as of the Closing Date, in each case relating primarily to the Business or Assets, other than those described on SCHEDULE 1.1(G) ("CONTRACTS");

                (8)  LICENSES  AND PERMITS.  To the extent  transferable,  the
                     ---------------------
licenses, permits, certificates of authority, authorizations, approvals, registrations, qualifications, waivers and similar consents granted or issued to Seller by any Governmental Authority and which are primarily related to the Business ("LICENSES AND PERMITS");
           --------------------

                (9) INVENTORY.  All raw  materials,  work in process and
                    ---------
finished products of the Business as of the Closing Date, wherever located ("INVENTORY");
  ---------

                (10) ACCOUNTS RECEIVABLE.  All accounts receivable of the
                     -------------------
Business as of the Closing Date;

                (11) SECURITY  DEPOSITS.  All security deposits  deposited by or
                     ------------------
on behalf of Seller as lessee or sublessee under any lease or sublease included in the Assets;

                (12) CAUSES OF ACTION. All causes of action (including actions
                     ----------------
for past infringement of the Intellectual Property) to the extent that they relate to the Assets or the Business other than (i) causes of action relating to Excluded Assets or (ii) causes of action against any Seller Indemnitee; and

                (13) OTHER ASSETS.  All other assets of Seller reflected in the
                     ------------
Closing Statement.

         1.2 RISK OF LOSS.
             ------------

         On the Closing Date, risk of loss as to the Assets shall pass from Seller to Buyer.

         1.3 EXCLUDED ASSETS.
             ---------------

         Notwithstanding any other provision in this Agreement, it is expressly agreed that Seller shall retain and Buyer shall not acquire any of Seller's right, title and interest in and to the following assets, properties or rights ("EXCLUDED ASSETS"):

                (1) CASH AND CASH EQUIVALENTS.  Cash and cash equivalents, and
                    -------------------------
accrued interest thereon, wherever located, as of the Closing;

                (2) TAX  REFUNDS.  Any  refunds,  credits  or other  assets or
                    ------------
rights (including interest thereon or claims therefor) with respect to any Taxes paid by Seller relating to the Business or the Assets prior to the Closing including those reflected as a liability on the Closing Statement but excluding any of those reflected as an asset on the Closing Statement;

                (3) INSURANCE POLICIES.  Any insurance policies at any time in
                    ------------------
effect or claims, causes of action or proceeds with respect thereto, and any reimbursement for, or other benefit associated with, prepaid insurance, including, without limitation, insurance policies covering events occurring in whole or in part prior to the Closing Date;

                (4) EMPLOYEE  BENEFIT  ASSETS.  Except as  expressly  provided
                    -------------------------
in Article 6 hereof,  all assets  relating to the Hexcel Benefit Plans;

                (5) RIGHTS UNDER AGREEMENTS.  All rights of Seller under this
                    -----------------------
Agreement, the Ancillary Agreements and any other agreements, instruments and certificates delivered in connection with this Agreement or any of the transactions contemplated hereby or thereby;

                (6) NAMES AND  LOGOS.  The name  "Hexcel"  and the  honeycomb/
                    ----------------
three hexagon logo and similar names and logos (collectively, the ("HEXCEL LOGO"), and the goodwill associated therewith;

                (7) BUSINESS  ACQUISITION  AGREEMENTS.  All rights  under the BP
                    ---------------------------------
Acquisition Agreements, the BSB Acquisition Agreements and the Ciba Acquisition Agreements;

                (8) GENERAL TERMS  AGREEMENT.  All rights under the General
                    ------------------------
Terms Agreement, other than rights relating to the performance under the Boeing Auburn Agreement;

                (9) THE BOEING  DOORLINER  AGREEMENT.  All rights under the
                    --------------------------------
Boeing Doorliner Agreement and all other contracts with Boeing (other than the Boeing Auburn Agreement), including any accounts receivables, inventory, work in process, tools and drawings related thereto; and

                (10) OTHER ASSETS.  All other assets, properties or rights of
                     ------------
Seller not included in the Assets.

         1.4  ASSUMED LIABILITIES.
              -------------------

         As of the Closing Date, Buyer shall assume and shall pay, perform and discharge when due, all liabilities and obligations of Seller to the extent arising out of or relating to the Business or the Assets of any nature, whether known or unknown, fixed or contingent, and whether arising before or after the Closing (other than any such liabilities and obligations which are Excluded Liabilities) ( "ASSUMED LIABILITIES").

         1.5  EXCLUDED LIABILITIES.
              --------------------

         It is expressly agreed that Seller shall retain and shall pay, perform and discharge when due and Buyer shall not assume and shall not pay, perform and discharge any of the following liabilities or obligations of Seller, whether known or unknown, fixed or contingent, and whether arising before or after the Closing ("EXCLUDED LIABILITIES"):

                (1)EXCLUDED ASSETS.  All liabilities and obligations to the
                   ---------------
extent arising out of the Excluded Assets;

                (2)BORROWED MONEY. All liabilities and obligations for
                   --------------
indebtedness (including  interest thereon) for borrowed money;

                (3) CERTAIN TAXES.  All  liabilities  and  obligations for (i)
                    -------------
Taxes relating to the Business or the Assets prior to the Closing other than those reflected as a liability on the Closing Statement which are capable of being transferred to Buyer but including those reflected as an asset on the Closing Statement; and (ii) Taxes arising solely out of the transactions contemplated by this Agreement (except in both cases as provided in Section 11.2);

                (4) EMPLOYEE  LIABILITIES.  All liabilities and obligations to
                    ---------------------
any current or former employee or retiree of the Business, whether arising as a result of employment by Seller or any prior owner of the Business, including liabilities and obligations under the Hexcel Benefit Plans, the EDCA and for workers' compensation resulting from injuries incurred prior to the Closing Date, except that the following liabilities and obligations shall be Assumed
Liabilities: (i) those arising under the retention agreements listed on SCHEDULE 1.5(D) (the "RETENTION AGREEMENTS") to the extent payable by Buyer as set forth in Section 5.21; (ii) accrued wages, salaries, vacation, commissions and bonuses owed to Transferred Employees as a result of the conduct of the Business prior to the Closing Date but only to the extent of the amounts therefor reflected in the Closing Statement; and (iii) those assumed by Buyer under Article 6 hereof;

                (5)LIABILITY  CLAIMS.  All  liabilities  and  obligations  in
                   -----------------
respect of any claim by any Person based on use, handling or ingestion of, exposure to or contact with any chemical, substance or process used, handled or distributed by the Business prior to the Closing Date;

                (6) PRODUCTS AND SERVICES.  All liabilities or obligations for
                    ---------------------
personal injury or property damage relating to or arising out of products sold or services rendered by the Business prior to the Closing Date, except that all liabilities and obligations of Seller in connection with the Business to replace, repair or permit the return of products or to make any monetary refund or adjustment with respect to any such product or service delivered or performed prior to Closing (collectively "CUSTOMER WARRANTY OBLIGATIONS") shall be Assumed Liabilities;

                (7) ENVIRONMENTAL  CLAIMS. All liabilities and obligations for
                    ---------------------
Environmental Claims arising out of anything done or omitted to be done prior to the Closing Date, except that all liabilities and obligations relating to Environmental Claims associated with the presence of any Hazardous Substance at or on the Real Property shall be Assumed Liabilities;

                (8) VIOLATION OF LAW. All  liabilities and  obligations  arising
                    ----------------
from or related to violations of Law committed by the Business prior to the Closing Date;

                (9) BUSINESS  ACQUISITION  AGREEMENTS.  All  liabilities  and
                    ---------------------------------
obligations arising out of or related to the BP Acquisition Agreements, the BSB Acquisition Agreements and the Ciba Acquisition Agreements;

                (10) GENERAL TERMS  AGREEMENT.  All liabilities  and obligations
                     ------------------------
arising out of or related to the General Terms Agreement, other than liabilities and obligations arising out of or related to the performance under the Boeing Auburn Agreement;

                (11) COMPLETED  CONTRACTS.  All liabilities and obligations
                     --------------------
other than Customer Warranty Obligations) arising out of orders for goods or services made by customers of the Business prior to the Closing that have been delivered or performed prior to the Closing;

                (12) THE BOEING  DOORLINER  AGREEMENT.  All  liabilities  and
                     --------------------------------
obligations arising under the Boeing Doorliner Agreement and all other contracts with Boeing (other than the Boeing Auburn Agreement), including any accounts payable and customer claims related thereto; and

                (13) OTHER LIABILITIES.  All liabilities and obligations which
                     -----------------
Seller has expressly retained under any provision of this Agreement, any Ancillary Agreement or any other agreement, instrument or certificate delivered by Seller in connection with the transactions contemplated hereby or thereby.

                                    ARTICLE 2
                         PURCHASE PRICE AND ADJUSTMENTS

         2.1      PURCHASE PRICE AND ALLOCATION.
                  -----------------------------

                  (1) The aggregate purchase price for the Business and the Assets shall be (i) One Hundred Sixteen Million Eight Hundred Fifty Thousand Dollars ($116,850,000), subject to adjustment as provided in Section 2.3 (the "CASH PURCHASE PRICE") and (ii) the assumption by Buyer of the Assumed Liabilities (collectively, the "PURCHASE PRICE").

                  (2) (1) As soon as practicable after the date of this Agreement, Seller and Buyer shall cooperate in the preparation of a joint schedule (the "ALLOCATION STATEMENT"), allocating the Purchase Price among the Assets on the basis of the fair market values of the Assets agreed upon by Seller and Buyer. If Seller and Buyer cannot agree upon the fair market values of the Assets, the fair market values of the Assets shall be determined by reference to appraisals or valuations of the Assets prepared by appropriately qualified independent appraisers or valuation experts. The selection of appropriately qualified independent appraisers or valuation experts will be made by Seller, and Seller and Buyer shall be each responsible for the payment of 50% of the fees and expenses of the appraisers or valuation experts. Seller and Buyer shall file Internal Revenue Service Form 8594 and any required attachments thereto, together with all Federal, state and local tax returns, in accordance with the Allocation Statement. Seller and Buyer shall provide the other promptly with any other information required to complete the Allocation Statement. If, however, Seller and Buyer are unable to complete the Allocation Statement within one hundred twenty (120) days following the Closing, each of Seller and Buyer may file Form 8594, and any Federal, state and local tax returns allocating the Purchase Price in the manner each believes appropriate, provided that such allocation is reasonable and in accordance with Section 1060 of the Code and the regulations thereunder.

                           (2) Not later than ten (10) days prior to the filing
of their respective Form 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

         2.2      PAYMENT OF CASH PURCHASE PRICE.
                  ------------------------------

         The Cash Purchase Price shall be payable at Closing by wire transfer of immediately available federal funds to such bank account or accounts as shall be designated by Seller to Buyer at least three (3) business days prior to the Closing.

         2.3      CASH PURCHASE PRICE ADJUSTMENT.
                  ------------------------------

                  (1)  CALCULATION  OF THE CASH PURCHASE PRICE  ADJUSTMENT.  The
                       ---------------------------------------------------
Cash Purchase Price shall be increased or decreased, on a dollar-for-dollar basis, by the amount by which the Net Asset Value of the Business immediately prior to the Closing (the "CLOSING NAV"), as finally determined pursuant to
Section 2.3(d), is greater or less than Thirty Seven Million Eight Hundred Seventy Thousand Dollars ($37,870,000) (the "BASE NAV") being the Net Asset Value of the Business at December 31, 1999, calculated in accordance with
SCHEDULE 2.3(C). If the Closing NAV is greater than the Base NAV, then Buyer shall pay to Seller the amount of such excess in accordance with Sections 2.3(b) and (e) below. If the Closing NAV is less than the Base NAV, then Seller shall pay to Buyer the amount of such deficiency in accordance with Sections 2.3(b) and (e) below.

                  (2) ESTIMATED  CLOSING NAV.  Immediately prior to the Closing,
                      ----------------------
Seller and Buyer shall in good faith agree on an estimate of the Closing NAV (the "ESTIMATED CLOSING NAV"). If the Estimated Closing NAV is in excess of the Base NAV, then the Cash Purchase Price payable at the Closing shall be increased by an amount equal to such excess. If the Estimated Closing NAV is less than the Base NAV, then the Cash Purchase Price payable at the Closing shall be decreased by an amount equal to such deficiency.

                  (3) SELLER'S CLOSING STATEMENT.  Within thirty (30) days after
                      --------------------------
the Closing, Seller will prepare and deliver to Buyer a statement substantially in the form set forth as a part of SCHEDULE 2.3(C) ("SELLER'S CLOSING STATEMENT") setting forth Seller's good faith calculation of the Closing NAV prepared consistently with and in accordance with the accounting policies, principles and practices and allocations used in the Financial Statements except for adjustments as described in SCHEDULE 2.3(C) and otherwise in accordance with GAAP (the "ACCOUNTING PRINCIPLES"). The value of the Inventory to be reflected in Seller's Closing Statement shall be calculated in accordance with the arrangements set forth in SCHEDULE 2.3(C).

                  (4)      CLOSING CALCULATION.
                           -------------------

                           (1)      Seller shall engage at its own expense
PricewaterhouseCoopers LLP to perform the following agreed upon procedures with respect to the computation of the Closing NAV as soon as practicable after the Closing Date: (i) review supporting documentation for the adjustments made to the amounts contained in the Books and Records of the Business as of the Closing Date for purposes of computing the Closing NAV in accordance with
Section 2.3, to determine that such adjustments were computed consistent with the adjustments used to compute the Base NAV included in SCHEDULE 2.3(C);
(ii) verify the mathematical accuracy of the computation of the Closing NAV; and
(iii) provide an agreed-upon procedures report addressed to both Seller and Buyer describing the procedures performed and the results of those procedures. Buyer shall engage at its own expense PricewaterhouseCoopers LLP to review Seller's Closing Statement. If Buyer believes, after consultation with PricewaterhouseCoopers LLP, in good faith that the Closing NAV set forth on Seller's Closing Statement has not been properly calculated in accordance with this Section 2.3, it shall, within thirty (30) days after receipt of Seller's Closing Statement, give written notice ("BUYER'S OBJECTION") to Seller, setting forth the basis of each Buyer's objection in reasonable detail and, to the extent practicable, the adjustments to Seller's Closing Statement which Buyer believes should be made. Failure to so notify Seller within such thirty (30) day period shall constitute acceptance and approval by Buyer of Seller's Closing Statement. If any proposed change set forth in Buyer's Objection is not accepted by Seller, then Seller shall within fifteen (15) days after receipt of Buyer's Objection give written notice to Buyer of Seller's objection to such change ("SELLER'S OBJECTION"). Failure to so notify Buyer within such fifteen (15) day period shall constitute acceptance and approval by Seller of Buyer's Objection. Seller's Closing Statement, as adjusted for any matter included in Buyer's Objection that is not disputed in Seller's Objection, shall be deemed conclusively accepted by Seller and Buyer, except in respect of those matters still in dispute in accordance herewith. For a period of thirty (30) days after Seller's Objection (the "NEGOTIATION PERIOD"), Seller and Buyer shall negotiate in good faith to resolve any remaining disputes as expeditiously as possible. If, after the Negotiation Period, any disputes still remain unresolved, then:

                           (2)      Seller and Buyer promptly shall engage Ernst
& Young or such other accounting firm mutually acceptable to Buyer and Seller (the "NEUTRAL ACCOUNTING FIRM") to resolve such disputes. The Neutral Accounting Firm shall act as an arbitrator and shall resolve, solely on the basis of any presentations submitted by Seller and Buyer, only those issues set forth in Buyer's Objection and Seller's Objection which are still in dispute. Each of Buyer and Seller shall make its complete submission to the Neutral Accounting Firm within ten (10) days following the engagement of the Neutral Accounting Firm. The failure by either party to make a complete submission prior to the expiration of such ten (10) day period shall be deemed a waiver of such party's right to make a submission to the Neutral Accounting Firm. The parties shall instruct the Neutral Accounting Firm to resolve the remaining disputes and to determine the Closing NAV (in a manner consistent with the provisions of this Section 2.3) within thirty (30) days following the date on which the last submission from a party is timely made. The Neutral Accounting Firm shall resolve the remaining disputes and determine the Closing NAV not on the basis of an independent review, but only within the disputed ranges. Such resolution shall be set forth in a written statement delivered to Seller and Buyer, and shall be final, binding and conclusive absent manifest error. Seller's Closing Statement, as may be adjusted following completion of the procedures set forth in this Section 2.3(d), shall be the "CLOSING STATEMENT." The fees and any expenses of the Neutral Accounting Firm shall be shared equally by Seller and Buyer.

                  (5) PAYMENT OF CASH PURCHASE PRICE ADJUSTMENT.  If the Closing
                      -----------------------------------------
NAV (adjusted in accordance with Section 5.9) exceeds the Estimated Closing NAV, the Cash Purchase Price shall be increased by an amount equal to such excess. If the Closing NAV (adjusted in accordance with Section 5.9) is less than the Estimated Closing NAV, the Cash Purchase Price shall be decreased by an amount equal to such deficiency. Payment of any adjustment in the Cash Purchase Price pursuant to this Section 2.3(e) shall be made by wire transfer of immediately available federal funds to an account designated by Seller or Buyer, as the case may be, within three (3) business days after the Closing NAV has been finally determined, and shall include interest from the Closing Date to the date of payment at the "base rate" of Citibank, N.A. or any successor thereto in New York, New York in effect on the Closing Date, based on a 360-day year.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         3.1      CORPORATE EXISTENCE.
                  -------------------

         Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Seller has the requisite power and authority to own, lease and operate the Assets and to carry on the Business as the same is now being conducted. Seller is duly authorized, qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction wherein, by reason of the nature of the Business or the character of the Assets, it is necessary for Seller to be so authorized, qualified or licensed and in good standing, except where the failure to be so authorized, qualified or licensed and in good standing would not reasonably be likely to result in a Material Adverse Effect.

         3.2      CORPORATE AUTHORITY.
                  -------------------

         This Agreement, the Ancillary Agreements and the consummation of all of the transactions provided for hereby and thereby have been duly authorized by all requisite corporate action of Seller. Seller has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller and constitute valid and legally binding obligations of Seller enforceable in accordance with their terms, except as enforceability may be (a) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights, or (b) subject to general principles of equity.

       3.3      NO CONFLICTS.
                  ------------

         The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of the certificate of incorporation or bylaws of Seller or (b) except as disclosed on SCHEDULE 3.3, conflict with, result in a violation or breach of, or constitute, with or without the giving of notice or the lapse of time or both, a default or give rise to any right of termination, cancellation or acceleration under, the terms of any note, bond, indenture, mortgage or agreement to which Seller is a party or by which Seller or any of its properties are bound, except for any such conflict, violation, breach or default which would not reasonably be likely to result in a Material Adverse Effect.

         3.4      GOVERNMENTAL APPROVALS; CONSENTS.
                  --------------------------------

         Seller is not subject to any injunction, order, judgment or decree which would prevent the consummation of the transactions contemplated hereby. No claim, legal action, suit, arbitration, investigation by a Governmental Authority, action or other legal or administrative proceeding is pending or, to the knowledge of Seller, threatened against Seller which would enjoin or delay the transactions contemplated hereby. Other than the expiration of the waiting or review period under the HSR Act and the GWB or as set forth on SCHEDULE 3.4 hereto, no license, certificate, approval, consent, permit, authorization, waiver, order or qualification of, or filing or registration with (collectively, "CONSENTS"), any Governmental Authority, or any third party (including Seller's lenders under the Credit Agreement) under any note, bond, indenture, mortgage or agreement to which Seller is a party or by which Seller or any of its properties are bound, is required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such Consents which have already been obtained or made or the failure of which to obtain or make would not reasonably be likely to result in a Material Adverse Effect.

         3.5      FINANCIAL STATEMENTS.
                  --------------------

         EXHIBIT A contains a copy of the audited (a) balance sheet of the Business as at December 31, 1998 and December 31, 1999 and (b) Income Statement and Statement of Cash Flow of the Business for the periods ended December 31, 1997, December 31, 1998 and December 31, 1999, together with the accompanying notes and a report thereon by Seller's independent accountants (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in conformity with GAAP and the accompanying notes to the Financial Statements and fairly present in all material respects the financial condition and results of the Business at and for the periods therein indicated subject to the accompanying notes thereto.

         3.6      ABSENCE OF CHANGES.
                  ------------------

         Except as otherwise disclosed on SCHEDULE 3.6 hereto or as contemplated by this Agreement, since December 31, 1999, (a) the Business has been conducted in all material respects in the ordinary course consistent with past practice;
(b) there has not occurred any event or circumstance in the Business which would reasonably be likely to result in a Material Adverse Effect, other than such events or circumstances attributable to general economic conditions or to other changes generally affecting companies in the same industry as the Business; and
(c) Seller has not taken any action in respect of the Business which would, if taken after the date of this Agreement, require Buyer's consent under Section 5.1.

         3.7      PERSONAL AND REAL PROPERTIES.
                  ----------------------------

                  (1) SCHEDULE 1.1(C)(I) is an accurate and complete list of all machinery and equipment included in the Assets which have a net book value in excess of $100,000 ("MAJOR EQUIPMENT"). Seller has good title to the Major Equipment and the other personal property included in the Assets, free and clear of all liens, charges and other encumbrances, except (i) as set forth on
SCHEDULE 3.7(A); (ii) liens for Taxes relating to the Assets or the Business prior to the Closing not yet due and payable, or, if due, (A) not delinquent or
(B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed; (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due; (iv) title retention or security interests under conditional sales contracts, and equipment leases with third parties entered into in the ordinary course of business; (v) liens, charges or encumbrances relating to purchase money obligations; (vi) liens arising from the failure of Seller to comply with bulk sales laws or similar laws in any jurisdiction; and (vii) and other liens, charges or encumbrances which individually or in the aggregate would not reasonably be likely to result in a Material Adverse Effect (collectively, such liens, charges and encumbrances described in clauses (i)-(vii) hereof are referred to herein as "PERSONAL PROPERTY PERMITTED LIENS").

                  (2) Seller has good and marketable fee simple title to the Owned Real Property included in the Assets, free and clear of all liens, charges and other encumbrances, except (i) as set forth on SCHEDULE 3.7(B); (ii) liens for Taxes relating to the Assets or the Business prior to the Closing not yet due and payable, or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed; (iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due; (iv) any restriction contained in any covenant or deed of record; (v) easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements or restrictions which would be shown by a current title report or other similar report or listing; (vi) any conditions that may be shown by a current survey, title report or physical inspection;
(vii) zoning, building and other similar restrictions,  so long as none of (iv),
(v), (vi) or (vii) renders the title of such real property unmarketable or prevents the use of such real property substantially as currently used; and
(viii) other liens, charges or encumbrances which individually or in the aggregate would not reasonably be likely to result in a Material Adverse Effect (collectively, such liens, charges and encumbrances described in clauses
(i)-(viii) hereof are referred to herein as "REAL PROPERTY PERMITTED LIENS" and together with the Personal Property Permitted Liens, the "PERMITTED LIENS"). There is no special assessment pending or, to the knowledge of Seller, threatened, which would affect the Owned Real Property which could reasonably be expected to have a Material Adverse Effect.

                  (3) Seller has a valid leasehold interest in and to all of the real property covered by the Real Property Leases (the "LEASED REAL PROPERTY"). Except as set forth on SCHEDULE 3.7(C) and except in each case as would not reasonably be likely to result in a Material Adverse Effect, (i) each of the Real Property Leases is in full force and effect, enforceable in accordance with its terms; (ii) Seller is not in material default or breach under the terms of any Real Property Lease nor would be in material default or breach with notice or lapse of time or both; (iii) Seller has taken possession of the Leased Real Property and the Owned Real Property (collectively, the "REAL PROPERTY"); and
(iv) other than Seller, there are no lessees, tenants at sufferance, trespassers or other occupants on any portion of the Real Property.

         3.8      CONTRACTS.
                  ---------

                  (1) SCHEDULE 3.8(A) sets forth a list of each Contract relating primarily to the Business (collectively, the "MATERIAL AGREEMENTS") which:

                           (1)     is a Contract for the purchase of goods or
services by the Business involving future payments by the Business on an individual basis in excess of $1,000,000;

                           (2)     is a Contract for the sale of goods or
services by the Business involving future revenues for the Business on an individual basis in excess of $2,000,000;

                           (3)     is a collective bargaining Contract;

                           (4)     is a Contract that after the Closing would
materially restrict the freedom of Buyer to compete with any Person with respect to the Business as currently conducted by Seller;

                           (5)     is a Contract relating to employment,
compensation, severance or indemnification between Seller and any of the employees of the Business (and is not a Hexcel Benefit Plan), but excluding confidentiality agreements entered into in the ordinary course of business;

                           (6)     is a Contract relating to Proprietary Rights
that is material to the Business, but excluding confidentiality agreements entered into in the ordinary course of business;

                           (7)     is a Contract that obligates Seller to
indemnify any Person other than in the ordinary course of business;

                           (8)     is a Contract involving a guarantee by the
Business of the debts of any Person for borrowed money or the performance of a material obligation of another Person (but excluding guarantees to a customer of the performance by a supplier or subcontractor of the Business);

                           (9)     is a Contract for the lease of real property;

                           (10)    is a Contract which creates or purports to
create a partnership, alliance or joint venture;

                           (11)    is a Contract for the lease of personal
property requiring annual rental payments in excess of $100,000; or

                           (12)     is a Contract for the license of software
that is material to the Business.

                  (2) Seller has furnished or made available to Buyer a true and correct copy of each Material Agreement. Each Material Agreement is in full force and effect according to its terms and Seller and, to Seller's knowledge, the other parties to any Material Agreement are not in material default or breach thereof nor would they be in material default or breach thereof with notice or lapse of time, or both, except as disclosed on SCHEDULE 3.8(b) or where such invalidity, ineffectiveness, default or breach would not reasonably be likely to result in a Material Adverse Effect.

                  (3) Except for the Material Agreements listed on SCHEDULE 3.8(c), no Material Agreement requires the consent of any other party thereto to effectuate the assignment thereof to Buyer.

                  (4) SCHEDULE 3.8(d) contains a list of all customer Contracts (other than Material Agreements) with a value in excess of $50,000 which are in effect on March 27, 2000 but under which Seller's performance has not been completed with respect to orders for products or services made under such Contracts.

         3.9      LITIGATION.
                  ----------

         Except as set forth on SCHEDULE 3.9, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened, in law or in equity, or before any Governmental Authority which, if determined or resolved adversely against Seller would reasonably be likely to result in a Material Adverse Effect. Except as set forth on SCHEDULE 3.9, Seller is not in default under any injunction, order, judgment or decree of any Governmental Authority relating to any Asset or the Business, except for such defaults, injunctions, orders, judgments or decrees which would not reasonably be likely to result in a Material Adverse Effect.

         3.10     PROPRIETARY RIGHTS.
                  ------------------

                  (1) Except as set forth on SCHEDULE 3.10, (i) Seller owns and possesses all right, title and interest in and to all of the Intellectual
Property; and (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property is pending or has been made since January 1, 1998 and, to Seller's knowledge, no such claim is threatened against Seller nor is there any valid basis therefor.

                  (2) Except as set forth on SCHEDULE 3.10, (i) Seller owns or possesses rights in and to the Business Know-How to the extent necessary to conduct the Business as currently conducted; and (ii) no claim by any third party contesting the use or ownership of any of the Business Know-How is pending or has been made since January 1, 1998 and, to Seller's knowledge, no such claim is threatened against Seller nor is there any valid basis therefor.

         3.11     INSURANCE.
                  ---------

         Set forth on SCHEDULE 3.11 are Seller's current policies of insurance relating to the Assets or the Business.

         3.12     TAX MATTERS.
                  -----------

         Except as set forth on SCHEDULE 3.12, all Tax Returns required to be filed by Seller with respect to Taxes relating to the Business or the Assets which are due and payable prior to the Closing Date have been filed, and all Taxes which are shown to be due and payable on such Tax Returns have been paid except for such amounts as are being contested by Seller in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on the Financial Statements. Except as set forth on SCHEDULE 3.12, there are no pending or, to the knowledge of Seller, threatened claims that have been asserted by a Taxing Authority against Seller which if adversely determined would reasonably be likely to result in a Material Adverse Effect.

         3.13     EMPLOYMENT AND BENEFITS.
                  -----------------------

                  (1) SCHEDULE 3.13(A) sets forth a list of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (hereinafter a "PENSION PLAN"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "WELFARE PLAN"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Seller or any other Person that, together with Seller, is treated as a single employer under Section 414 of the Code for the benefit of employees of the Business. All such plans, arrangements and policies shall be referred to herein collectively as the "HEXCEL BENEFIT PLANS". Seller has delivered to Buyer true, complete and correct copies of (1) the documents or instruments pursuant to which each Hexcel Benefit Plan is maintained (or, in the case of any unwritten Hexcel Benefit Plans, descriptions thereof) and (2) the most recent summary plan description (or similar document) for each Hexcel Benefit Plan for which such a summary plan description was provided to plan participants or beneficiaries.

                  (2) The Hexcel Pension Plan and the Hexcel 401(k) Plan have been administered in all material respects in accordance with their terms and, except as described on SCHEDULE 3.13(b), are in substantial compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable Laws. There are no proceedings, suits or claims (other than claims in the ordinary course), and to Seller's knowledge there are no investigations, against or involving the Hexcel Pension Plan or the Hexcel 401(k) Plan or asserting any rights to or claims for benefits under the Hexcel Pension Plan or the Hexcel 401(k) Plan that could give rise to any material liability. The Hexcel Pension Plan and the Hexcel 401(k) Plan each have been the subject of a determination letter from the IRS to the effect that each is qualified and its related trust is exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; such determination letters have not been revoked, and, to the knowledge of Seller, revocation has not been threatened; except as described on SCHEDULE 3.13(b), to Seller's knowledge, no event has occurred and no circumstances exist that could reasonably be expected to adversely affect the tax-qualification of the Hexcel Pension Plan or the Hexcel 401(k) Plan; and neither the Hexcel Pension Plan nor the Hexcel 401(k) Plan has been amended since the effective date of its most recent determination letter in any respect that could reasonably be expected to adversely affect its qualification. Seller has delivered to Buyer a copy of the most recent determination letters received with respect to the Hexcel Pension Plan and the Hexcel 401(k) Plan, as well as a copy of any pending application by Seller for a determination letter; all amendments to the Hexcel Pension Plan and the Hexcel 401(k) Plan as to which a favorable determination letter has not yet been received; the most recent annual reports on Form 5500 filed with the IRS with respect to the Hexcel Pension Plan and the Hexcel 401(k) Plan; and a true, correct and complete copy of the trust agreements relating, respectively, to the Hexcel Pension Plan and the Hexcel 401(k) Plan.

                  (3) All "group health plans" (as such term is defined in Section 5000(b)(1) of the Code) maintained by Seller with respect to the Business have been operated with respect to the employees of the Business and their dependents in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable.

         3.14     COMPLIANCE WITH LAWS.
                  --------------------

         To Seller's knowledge, except as disclosed on SCHEDULE 3.14 and except for violations or defaults the existence of which would not reasonably be likely to result in a Material Adverse Effect, Seller is not, and since January 1, 1998 has not been, in violation of or default under any Law applicable to the operation of the Business.

         3.15     FINDERS; BROKERS.
                  ----------------

         With the exception of commissions, fees and expenses payable to Credit Suisse First Boston, which shall be Seller's sole responsibility, Seller is not a party to any agreement with any finder or broker, or in any other way obligated to any finder or broker, for any commissions, fees or expenses in connection with the origin, negotiation, execution or performance of this Agreement.

         3.16     ENVIRONMENTAL MATTERS.
                  ---------------------

         Except as disclosed on SCHEDULE 3.16:

                  (1) Seller is in compliance with, and has since January 1, 1998, been in compliance with, all Environmental Laws applicable to the Business as conducted by Seller during such period, except for violations of
Environmental Laws that would not reasonably be likely to result in a Material Adverse Effect.

                  (2) Seller holds, and is in compliance with, and has since January 1, 1998, been in compliance with, all licenses and permits required under Environmental Laws applicable to the Business as conducted by Seller during this period, except for the absence of, or the noncompliance with, such licenses and permits that would not reasonably be likely to result in a Material Adverse Effect.

                  (3) Seller has not received any notice of any pending or threatened Environmental Claim by any Person alleging a violation of or liability under any Environmental Law arising from the conduct of the Business or with respect to any Real Property, except in all such cases that would not reasonably be likely to result in a Material Adverse Effect.

                  (4) There has been no Release of any Hazardous Substance on, upon or from the Real Property in violation of Environmental Law, except for any such violations that would not reasonably be likely to result in a Material Adverse Effect.

                  (5) The Real Property is not contaminated by any Hazardous Substance, except for such contamination that would not reasonably be likely to result in a Material Adverse Effect.

                  (6) Seller has not released, transported, disposed of, stored, treated, arranged for disposal, treatment, storage, release or threatened release of any Hazardous Substance from or on the Real Property in violation of Environmental Law, except for any such violations that would not reasonably be likely to result in a Material Adverse Effect.

                  (7) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, landfills, surface impoundments or disposal areas on the Real Property the existence of which would reasonably be likely to result in a Material Adverse Effect.

         3.17     SUFFICIENCY OF ASSETS.
                  ---------------------

         Except for the Excluded Assets described in Section 1.3(a)-(j) and except as set forth on SCHEDULE 3.17, the Assets, together with the products and services to be provided to Buyer pursuant to the Ancillary Agreements, constitute all the assets, properties and rights (i) reflected in the audited balance sheet of the Business as at December 31, 1999 (being a part of the Financial Statements) or used, in each case subject to the disposition and addition of assets in the ordinary course of business since that date, to produce the financial results reflected in the audited income statement of the Business for the year ended December 31, 1999 (being a part of the Financial Statements); (ii) necessary to conduct the Business in all material respects as currently conducted by Seller; and (iii) necessary to perform the Material Agreements described in Section 3.8(a)(ii).

         3.18     LABOR MATTERS.
                  -------------

         Except as described on SCHEDULE 3.18, (1) there is no labor dispute involving employees of the Business pending or, to Seller's knowledge, threatened, except for any such disputes that would not reasonably be likely to result in a Material Adverse Effect; (2) no strike, work stoppage or slowdown has occurred at the Real Property since Seller acquired the Business; (3) no labor organization has filed any representation petition or made any demand for recognition at the Real Property since Seller acquired the Business; and (4) to Seller's knowledge, no Transferred Employee is a party to any confidentiality or non-competition agreement with any Person (other than Seller) that imposes on such Transferred Employee any material restriction on his or her rights to perform the duties currently assigned. SCHEDULE 3.18 contains, as of the date hereof, an accurate list of each employee of Seller engaged primarily in the Business, his or her date of hire, current annual compensation and the location of his or her principal place of employment.

         3.19      UNDISCLOSED LIABILITIES.
                   -----------------------

         Except for liabilities or obligations (a) disclosed or reflected in the audited balance sheet of the Business as at December 31, 1999 included as part of the Financial Statements, (b) disclosed or reflected in this Agreement (including the Excluded Liabilities, the Exhibits and the Schedules) or (c) disclosed in any other representation or warranty of Seller contained in this Agreement, Seller has no liability or obligation (whether known or unknown, fixed or contingent) with respect to the Business or the Assets other than liabilities or obligations incurred in the ordinary course of business since December 31, 1999 and except for those which, individually or in the aggregate, would not reasonably be likely to result in a Material Adverse Effect; PROVIDED THAT for the purpose of this Section 3.19, (x) such liabilities and obligations shall not be treated as having been disclosed or reflected by virtue of (i)
Section 1.4; or (ii) being Permitted Liens unless the liability or obligation giving rise to such Permitted Lien is included in the Closing Statement to the extent required by the Accounting Principles; (y) to the extent that any of the representations and warranties contained in Article 3 are qualified by Seller's knowledge, there shall be no breach of this Section 3.19 by virtue of any liability or obligation that exists in relation to such representations and warranties of which Seller has no knowledge; and (z) to the extent that any of the representations and warranties contained in Article 3 are limited in duration under Section 9.1, there shall be no breach of this Section 3.19 to the extent of any liability or obligation that exists in relation to such representations and warranties after the applicable date set forth in Section 9.1.

         3.20     ACCOUNTS RECEIVABLE.
                  -------------------

         All accounts receivable included in the Assets represent sales made in the ordinary course of business. The Financial Statements contain, as of their respective dates, adequate reserves for bad debts in respect of accounts receivable included in the Assets.

         3.21     INVENTORY.
                  ---------

         All Inventory is of a quality and quantity useable and saleable in the ordinary course of business and is valued in the Financial Statements at the lower of cost or market. The Financial Statements contain, as of their respective dates, adequate reserves for unuseable or unsaleable Inventory.

         3.22     CONDITION OF CERTAIN ASSETS.
                  ---------------------------

         Except as would not reasonably be likely to result in a Material Adverse Effect, the Machinery, the Vehicles and the Owned Real Property and Improvements are, in the aggregate, in good and useable condition, ordinary wear and tear excepted.

         3.23     SELLER'S LENDERS' CONSENT.
                  -------------------------

         Seller has obtained the consent of its lenders under the Credit Agreement to release their liens on the Assets upon consummation of this Agreement and the transactions contemplated hereby.

         3.24     NO OTHER REPRESENTATIONS OR WARRANTIES.
                  --------------------------------------

         Except for the representations and warranties contained in this Article 3 or in any other document or instrument delivered by Seller pursuant to this Agreement, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller, including, without limitation, any representation or warranty as to the probable success or profitability of the ownership, use or operation of the Business or the Assets by Buyer after the Closing.

                                    ARTICLE 4

                            REPRESENTATIONS OF BUYER

         Buyer represents and warrants that:

         4.1      CORPORATE EXISTENCE.
                  -------------------

         Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform the transactions contemplated hereby and thereby.

         4.2      CORPORATE AUTHORITY.
                  -------------------

         This Agreement, the Ancillary Agreements and the consummation of all of the transactions provided for hereby and thereby have been duly authorized by all requisite corporate action of Buyer. Buyer has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and constitute valid and legally binding obligations of Buyer enforceable in accordance with their terms, except as enforceability may be (a) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights, or (b) subject to general principles of equity.

         4.3      NO CONFLICTS.
                  ------------

         The execution and delivery by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of the certificate of incorporation or bylaws of Buyer, or (b) except as disclosed on SCHEDULE 4.3, conflict with, result in a violation or breach of, or constitute, with or without the giving of notice or the lapse of time or both, any default or give rise to any right of termination, cancellation or acceleration under the terms of, any note, bond, indenture, mortgage or agreement to which Buyer is a party or by which Buyer or any of its properties are bound, except for any such conflict, violation, breach or default which would not reasonably be likely to result in a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby (a "BUYER MATERIAL ADVERSE EFFECT").

         4.4      GOVERNMENTAL APPROVALS; CONSENTS.
                  --------------------------------

         Buyer is not subject to any injunction, order, judgment or decree which would prevent the consummation of the transactions contemplated hereby. No claim, legal action, suit, arbitration, investigation by a Governmental Authority, action or other legal or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer which would enjoin or delay the transactions contemplated hereby. Other than the expiration of the waiting or review period under the HSR Act and the GWB or as set forth on SCHEDULE 4.4 hereto, no Consent of any Governmental Authority or any third party under any note, bond, indenture, mortgage or agreement to which Buyer is a party or by which Buyer or any of its properties are bound is required on the part of Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such Consents which have already been obtained or made or the failure of which to obtain or make would not reasonably be likely to result in a Buyer Material Adverse Effect.

         4.5      FINDERS; BROKERS.
                  ----------------

         With the exception of commissions, fees and expenses payable to Lazard, which shall be Buyer's sole responsibility, Buyer is not a party to any agreement with any finder or broker, or in any other way obligated to any finder or broker, for any commissions, fees or expenses in connection with the origin, negotiation, execution or performance of this Agreement.

         4.6      FINANCIAL CAPACITY.
                  ------------------

         Subject to receipt from Seller of a certified resolution of Seller's Board of Directors authorizing the execution and delivery of this Agreement by Seller and the performance of its obligations hereunder, Buyer has available binding and unconditional commitments under its existing credit facilities necessary to consummate the transactions contemplated by this Agreement on the Closing (including without limitation payment of the Cash Purchase Price) (the "FINANCING").

         4.7      EXPORT LICENSES.
                  ---------------

         Buyer has no intention to export any goods, technology, technical data or software transferred to Buyer pursuant to this Agreement or the Ancillary Agreements which is subject to control under the Export Administration Regulations without first obtaining all required export licenses.

         4.8      NO OTHER REPRESENTATIONS OR WARRANTIES.
                  --------------------------------------

         Except for the representations and warranties contained in this Article 4 or in any other document or instrument delivered by Buyer pursuant to this Agreement, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                    ARTICLE 5

                         AGREEMENTS OF BUYER AND SELLER

         5.1      OPERATION OF THE BUSINESS.
                  -------------------------

         Except as otherwise  contemplated  by this Agreement or as disclosed on
SCHEDULE 5.1, Seller covenants that until the Closing it will continue to operate the Business in the ordinary course consistent with past practices of the Business, and use commercially reasonable efforts to maintain and preserve intact the Business and its relationships with suppliers, customers, employees and others having business relationships with it with a view toward preserving the Business, the Assets and the goodwill included therewith for Buyer. Until the Closing Date, Seller shall not, without the prior written approval of Buyer (which approval shall not be unreasonably withheld), except as described on
SCHEDULE 5.1, take any of the following actions:

                  (1) sell, transfer or otherwise dispose of the Assets, other than inventory in the ordinary course of business consistent with past practices;

                  (2) grant any increase in the compensation or benefits of Transferred Employees, except for increases in the ordinary course of business consistent with past practices;

                  (3) make any new capital expenditure pertaining to the Business which is individually in excess of $500,000 or which when taken together with all other new capital expenditures is in excess of $2,000,000;

                  (4) encumber by mortgage, pledge, lien or otherwise, or grant any security interest in or to, any Assets, except for Permitted Liens;

                  (5) transfer or grant any material rights with respect to the Proprietary Rights other than in the ordinary course of business;

                  (6)      lease or dispose of any interest in the Owned Real
Property;

                  (7) enter into a Material Agreement or modify in a manner adverse to the Business any material term of a Material Agreement; or

                  (8) agree, whether in writing or otherwise, to do any of the foregoing.

         5.2      INVESTIGATION OF THE BUSINESS.
                  -----------------------------

         Buyer may, prior to the Closing Date, make or cause to be made such investigation of the business and properties of the Business and of its financial and legal condition as Buyer deems necessary or advisable; PROVIDED, HOWEVER, that any such investigation does not unreasonably interfere with the normal operations of Seller, any of its Affiliates or the Business. Seller will permit Buyer and its authorized agents or representatives, including its independent accountants, to have full access to the properties, books and records of the Business at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments and other records of the Business; PROVIDED, HOWEVER, that prior to the Closing Buyer shall not have access to the Business Know-How, any patent applications included in the Intellectual Property or any information which Seller is prohibited by Law from disclosing to Buyer. Buyer and its representatives will hold in confidence all confidential information obtained from or through Seller, its officers, agents, representatives or employees in accordance with the provisions of the letter dated December 7, 1999 between Buyer and Seller (the "CONFIDENTIALITY AGREEMENT").

         5.3      MUTUAL COOPERATION.
                  ------------------

                  (10  Subject to the terms and  conditions  hereof,  Seller and
Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements including all of the following: (i) the obtaining of all Consents as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements including, but not limited to, such Consents as may be required from Governmental Authorities (including under the HSR Act, the GWB and any similar foreign legislation); (ii) the timely and prompt filing of all required notices, applications and all other reports and requests; (iii) the defending of all legal proceedings challenging the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; and (iv) the execution and delivery of any additional documents necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (2) Without limitation to Section 5.3(a), Buyer and Seller shall within ten (10) days after the execution and delivery of this Agreement make all filings which may be required by each of them in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements under the HSR Act and the GWB.

                  (3) Seller and Buyer shall reasonably cooperate with each other and shall furnish each other such necessary information and assistance as the other party may reasonably request in connection with the matters described in this Section 5.3.

                  (4) Each of Seller and Buyer shall notify and keep the other advised as to any litigation or administrative proceeding pending, or to its knowledge threatened, which seeks to prevent, hinder, delay or invalidate any of the transactions contemplated hereby.

         5.4      PUBLIC DISCLOSURES.
                  ------------------

         Prior to the Closing Date, neither party to this Agreement (nor their Affiliates) will issue any press release or make any other public disclosures concerning this transaction or the contents of this Agreement without the prior written consent of the other party. Notwithstanding the above, nothing in this
Section 5.4 will preclude any party (or its Affiliates) from making any disclosures required by any Governmental Authority, Law or stock exchange or market on which any of its securities are listed or traded; provided, HOWEVER, that the party required to make the release or statement shall use reasonable efforts to allow the other party reasonable time to comment on such release or statement in advance of such issuance.

         5.5      POST-CLOSING ACCESS TO RECORDS AND PERSONNEL.
                  --------------------------------------------

                  (1) After the Closing, the parties shall retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Business and the Assets in their respective possession (the "BOOKS AND RECORDS") for at least seven (7) years or for such longer period of time set forth in their respective records retention policies on the Closing Date or as may be required by Law or any court order.

                  (2) After the Closing, the parties shall allow each other reasonable access to and use of the Books and Records, and to personnel having knowledge of the whereabouts and/or contents of the Books and Records, for legitimate business reasons, such as the preparation of Tax Returns or the prosecution or defense of litigation. The requesting party will hold in confidence all confidential information identified as such by, and obtained from, the disclosing party or any of its officers, agents, representatives or employees; PROVIDED, HOWEVER, that a requesting party will not be under any obligation of confidentiality with respect to information which (i) is or shall have become generally available to the public without breach of the Confidentiality Agreement or this Agreement; (ii) was or becomes known to the requesting party without any obligation of confidentiality from a third party who the requesting party believes, after due inquiry, is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to the disclosing party or its Affiliates; or (iii) is required to be disclosed by Law, provided that the requesting party shall provide the other party with prompt notice of such requirement and shall, prior to disclosing such information, cooperate with such other party with respect to any such disclosure including, without limitation, assisting such other party at such other party's expense in obtaining an appropriate protective order.

         5.6      EXCLUDED SELLER INFORMATION.
                  ---------------------------

                  (1) Buyer acknowledges that, because certain Transferred Employees prior to the Closing have had access to the businesses and operations of Seller or its Affiliates not included in the Business, Buyer will have access to a substantial amount of confidential and proprietary information belonging to Seller or its Affiliates which is not an Asset (including, without limitation, the information described on SCHEDULE 5.6(A)) (collectively, "EXCLUDED SELLER INFORMATION"). Buyer acknowledges that all Excluded Seller Information is and will remain the property of Seller or its Affiliates and that Buyer acquires no rights to any Excluded Seller Information pursuant to this Agreement. To the extent that any documents, whether in written or electronic media, contain any Excluded Seller Information and remain in the possession of Buyer following the Closing, Buyer will immediately return such documents to Seller and destroy all copies.

                  (2) Buyer acknowledges that neither it nor any of its Affiliates currently manufactures or sells special process core (i.e., honeycomb or other core which has been carved, shaped, machined, milled, bonded, or otherwise formed, with or without additional processing) other than as an intermediate part incorporated by Buyer or its Affiliates into finished products of their business, and that Buyer is not acquiring the Assets or the Business for the purpose of engaging in the business of manufacturing or selling special process core other than as an intermediate part incorporated by Buyer or its Affiliates into finished products of the Business or the business of its Affiliates. Buyer further acknowledges that, should Buyer in the future decide to engage in the business of manufacturing or selling special process core as an unincorporated product, it would be impractical for Buyer to disaggregate the confidential or proprietary information of Seller or its Affiliates from any similar information used by Buyer in such business. Accordingly, in order to further protect the confidential or proprietary information of Seller and its Affiliates, Buyer agrees that, for a period of three (3) years after the Closing, neither Buyer nor any Affiliate of Buyer shall (i) engage in any activities or business involving the manufacture or sale of special process core anywhere in the world other than as an intermediate part incorporated by Buyer or its Affiliates into finished products of the Business or the business of its Affiliates or (ii) solicit or recruit any current or future employee of Seller or its Affiliates who are engaged in the development, manufacture, use or sale of honeycomb, core, special process core, laminates or panels; PROVIDED, HOWEVER, the use of general media advertisements and activities intended to result in employment as a result thereof shall not be deemed a solicitation by Buyer or its Affiliates. Notwithstanding the foregoing, this Section 5.6(b) shall not restrict Buyer or any of its Affiliates from (x) acquiring less than 10% of any class of voting securities of any Person engaged in the manufacture or sale of special process core; or (y) acquiring a Person which manufacturers or sells special process core, if such activities account for less than 10% of such Person's consolidated annual revenues.

                  (3) Buyer acknowledges that the three (3) year non-competition and non-solicitation covenants provided for in Section 5.6(b) are reasonable covenants under the circumstances. Moreover, it is the desire and intent of the parties that the provisions of such covenants shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the parties agree that, should a court or administrative body subsequently determine that the terms of such covenants are greater than reasonably necessary to protect Seller's or its Affiliates' interests, the parties will request that such court or administrative body reform such covenants specifying the greatest time period and/or geographic area that would not render such covenants unenforceable. Buyer specifically agrees that, in the event of a breach or threatened breach by it or any of its Affiliates of the covenants provided for in Section 5.6(b), Seller and its Affiliates would suffer irreparable injury and shall be entitled to seek equitable relief by way of temporary or permanent injunction or any other equitable remedies.

         5.7      CONFIDENTIALITY.
                  ---------------

                  (1) Buyer shall hold, and shall cause its employees, agents and representatives to hold, Excluded Seller Information in strict confidence and make no use or disclosure thereof without the prior written consent of Seller; PROVIDED, however, that (A) Buyer shall not be under any restriction on the use or disclosure of any information which (i) is or shall have become generally available to the public without breach of the Confidentiality Agreement or this Agreement; (ii) was or becomes known to Buyer without any obligation of confidentiality from a third party who Buyer believes, after due inquiry, is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to Seller or its Affiliates; or (iii) is developed by Buyer independently without use or reference to such information; and (B) Buyer may disclose information to the extent required by Law, provided that Buyer shall provide Seller with prompt notice of such requirement and shall, prior to disclosing such information, cooperate with Seller with respect to any such disclosure including, without limitation, assisting Seller in obtaining an appropriate protective order.

                  (2) Until the Closing shall actually have occurred, Buyer acknowledges that it remains subject to all of the terms and conditions of the Confidentiality Agreement. The Confidentiality Agreement shall survive the termination of this Agreement.

         5.8      "AS IS" CONDITION.
                  -----------------

         Except as to title and as may be specifically provided in this Agreement, Buyer expressly understands and agrees that it shall accept the sale and transfer by Seller of all of the Assets on an "As Is Where Is" basis on the Closing Date regardless of the condition of the Assets and whether Buyer has inspected and examined them. EXCEPT AS MAY BE SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER MAKES NO WARRANTY WITH RESPECT TO THE VALUE, CONDITION OR USE OF THE ASSETS, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

         5.9      INTERCOMPANY TRANSACTIONS.
                  -------------------------

         After the Closing NAV has been finally determined pursuant to Section 2.3, the Closing NAV shall be decreased by the change in the amount by which amounts owed by Seller or its Affiliates to the Business exceed amounts owed by the Business to Seller or its Affiliates between December 31, 1999 and the Closing Date, or alternatively, the Closing NAV shall be increased by the change in the amount by which amounts owed by the Business to Seller or its Affiliates exceed amounts owed by Seller or its Affiliates to the Business between December 31, 1999 and the Closing Date.

         5.10     FINANCING.
                  ---------

                  (1) Buyer expressly acknowledges that the consummation of the Financing shall not be a condition to Buyer's obligations under this Agreement.

                  (2) Buyer shall immediately inform Seller of any issues adversely affecting the availability of the Financing.

         5.11     TRANSFER OF BOEING DOORLINER AGREEMENT.
                  --------------------------------------

         Buyer hereby agrees and acknowledges that the Boeing Doorliner Agreement and any related work, accounts receivable, tools, inventory and drawings thereto shall be transferred from the Business to Seller's operations in Kent, Washington, and shall not be part of the Business. To the extent that the foregoing has not been transferred to Seller's operations in Kent, Washington, prior to the Closing, Buyer hereby agrees, upon the request of Seller or Seller's Affiliates, at Seller's expense, to take all actions reasonably necessary to effect such transfer of the foregoing.

         5.12     TRANSITION SERVICES AGREEMENT.
                  -----------------------------

         At the Closing, Buyer and Seller shall execute and deliver the Transition Services Agreement, substantially in the form set forth in EXHIBIT B hereto (the "TRANSITION SERVICES AGREEMENT").

         5.13     MATERIALS SUPPLY AGREEMENT.
                  --------------------------

         At the Closing, Buyer and Seller shall execute and deliver the Materials Supply Agreement, substantially in the form set forth in EXHIBIT C hereto (the "MATERIALS SUPPLY AGREEMENT").

         5.14     NON-COMPETITION AGREEMENTS.
                  --------------------------

         At the Closing, Buyer and Seller shall execute and deliver the Seller Non-Competition Agreement, substantially in the form set forth in EXHIBIT D hereto (the "SELLER NON-COMPETITION AGREEMENT"), and the Buyer Non-Competition Agreement, substantially in the form of EXHIBIT E hereto (the "BUYER NON-COMPETITION AGREEMENT").

         5.15     THIRD PARTY CONSENTS.
                  --------------------

         To the extent that any Consent needed to assign or transfer any Asset to Buyer has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or transfer or attempted assignment or transfer thereof if such assignment or transfer or attempted assignment or transfer would constitute a breach or violation of any agreement or applicable Law. If any such Consent shall not be obtained on or prior to the Closing, then
(a) Seller and Buyer shall use their reasonable commercial efforts in good faith to obtain such Consent as promptly as practicable thereafter and (b) if such Consent is not obtained, the parties shall use commercially reasonable efforts in good faith to effect any lawful arrangement designed to provide for Buyer the benefits after Closing that it would have received, and to subject Buyer directly to the obligations thereunder, as if such Consent had been obtained (but at Buyer's sole cost which shall include reimbursement to Seller of its costs of any such arrangement). Nothing in this Section 5.15 shall be deemed to waive the provisions of Section 7.3(e).

         5.16     USE OF HEXCEL SUPPLIES.
                  ----------------------

         Nothing in this Agreement gives Buyer any rights to the ownership or use of the name "Hexcel" or the Hexcel Logo, except that following the Closing Date and solely in connection with the Business, Buyer may use (i) packaging materials for a period of six (6) months; (ii) building signs for a period of one (1) month; (iii) marketing or promotional materials for a period of three
(3) months; (iv) forms, invoices, stationery or other documents sent to third parties for a period of three (3) months; and (v) documents for internal use for a period of three (3) months, in each case displaying the name "Hexcel" or the Hexcel Logo (collectively, the "HEXCEL SUPPLIES"); PROVIDED, HOWEVER, that Buyer may only use the quantities of Hexcel Supplies existing on the Closing Date and may not print or create any additional Hexcel Supplies. Buyer shall destroy any unused Hexcel Supplies remaining at the expiration of the period described in this Section 5.16 applicable to any such Hexcel Supplies.

         5.17     COMPLIANCE WITH BULK SALES LAWS.
                  -------------------------------

         Buyer and Seller hereby waive compliance by the other with the bulk sales laws and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         5.18     DELIVERY OF EXEMPTION CERTIFICATES.
                  ----------------------------------

         Buyer shall have executed and delivered to Seller, within thirty (30) days after the Closing Date, all certificates required by all relevant Taxing Authorities that are necessary to support any exemption from the imposition of any sales, use, excise, value added or similar Tax on the transfer of the Assets.

         5.19     EXCLUSIVITY.
                  -----------

         Seller will not, and will cause its respective officers, directors, agents and Affiliates to not, discuss a possible sale or other disposition (whether in an independent transaction or in combination with the assets of Seller's facilities in Kent, Washington) of all or any part of the Assets (whether by merger, reorganization, recapitalization or otherwise), other than Assets intended to be sold or disposed of in the ordinary course of business consistent with past practice, with any potential acquirer thereof other than Buyer (an "ACQUISITION PROPOSAL") or provide any information to any potential acquirer thereof other than Buyer regarding such a possible sale or disposition other than information that is provided in the ordinary course of business where Seller and its officers, directors, agents and Affiliates have no reason to believe that such information may be utilized to evaluate such a possible sale or disposition; PROVIDED, HOWEVER, nothing in this Section 5.19 shall preclude Seller from agreeing to or effecting a merger, reorganization, recapitalization or other transaction, so long as the surviving entity or buyer assumes Seller's obligations under this Agreement. Seller and its officers, directors and Affiliates (a) do not have any agreement, arrangement or understanding binding Seller to consummate transactions contemplated by an Acquisition Proposal, (b) will cease and cause to be terminated any and all discussions with potential acquirers regarding any Acquisition Proposal and (c) will promptly notify Buyer if any Acquisition Proposal is made. Notwithstanding anything contained in this
Section 5.19, in the event that the Financing shall cease to be in effect after the date hereof, this Section 5.19 shall terminate and be of no further force and effect.

         5.20     CERTAIN MATTERS RELATING TO CUSTOMER WARRANTY OBLIGATIONS.
                  ---------------------------------------------------------

                  (1) In deciding whether and how to perform Customer Warranty Obligations and in determining the costs incurred by Buyer in performing
Customer Warranty Obligations, Buyer shall follow substantially the same policies and procedures used by the Business prior to the Closing Date. In addition, Buyer shall allow Seller a reasonable opportunity (which shall include access to Buyer's books and records dealing with Customer Warranty Obligations and relevant personnel) to verify (i) that Buyer has followed such policies and procedures and (ii) Excess Warranty Costs and Seller Excess Warranty Costs.

                  (2) Subject to Buyer's  compliance with its obligations  under
Section 5.20(a), Seller shall reimburse Buyer for fifty percent (50%) of Excess Warranty Costs and for one hundred percent (100%) of Seller Excess Warranty Costs, as the case may be, such reimbursement to be made within thirty (30) days after delivery to Seller by Buyer of an invoice therefor in such detail as Seller may reasonably request.

                  (3) For purposes of this Agreement, "EXCESS WARRANTY COSTS" shall mean the amount by which the costs of direct labor, direct materials and shipping actually and reasonably incurred by Buyer in performing Customer Warranty Obligations (other than the Seller Customer Warranty Obligations) (the "SHARED CUSTOMER WARRANTY OBLIGATIONS") in accordance with the first sentence of
Section 5.20(a) from time to time from and after the Closing Date until the third anniversary of the Closing Date exceed the reserve therefor on the Closing Statement. Such reserve established on the Closing Statement shall be designated as covering the Shared Customer Warranty Obligations only.

                  (4) For purposes of this Agreement, "SELLER EXCESS WARRANTY COSTS" shall mean the amount by which the costs of direct labor, direct materials and shipping actually and reasonably incurred by Buyer in performing Customer Warranty Obligations in accordance with the first sentence of Section 5.20(a) with respect to products manufactured and services rendered under the Contracts described on SCHEDULE 5.20 (the "SELLER CUSTOMER WARRANTY OBLIGATIONS") from time to time from and after the Closing Date until the third anniversary of the Closing Date exceed the reserve therefor on the Closing Statement. Such reserve established on the Closing Statement shall be designated as covering the Seller Customer Warranty Obligations.

                  (5) On the third anniversary of the Closing Date, Buyer shall pay to Seller the excess, if any, of the reserves established on the Closing Statement for Seller Customer Warranty Obligations over the costs of direct labor, direct material and shipping actually and reasonably incurred by Buyer in performing Seller Customer Warranty Obligations in accordance with this Section
5.20 during the preceding three-year period.

                  (6) From and after the third anniversary of the Closing Date, Seller shall have no liability to Buyer for Customer Warranty Obligations performed or required to be performed on or after such date.

         5.21     RETENTION AGREEMENTS.
                  --------------------

         Seller and Buyer agree that each party shall make the following payments (before deduction or withholding of payroll and other applicable taxes) owed to Transferred Employees under the Retention Agreements. Upon the Closing (or shortly thereafter), Seller shall pay $33,333 to Charlie Seaton in accordance with the terms and conditions of his Retention Agreement. After the Closing, Buyer shall pay $66,667 to Charlie Seaton at such times specified in, and in accordance with the terms and conditions of, his Retention Agreement. Upon the Closing (or shortly thereafter), Seller shall pay $14,667 to Andy Parkes in accordance with the terms and conditions of his Retention Agreement. After the Closing, Buyer shall pay $29,333 to Andy Parkes at such times specified in, and in accordance with the terms and conditions of, his Retention Agreement. Upon the Closing (or shortly thereafter), Seller shall pay $17,667 to Bruce Wilson in accordance with the terms and conditions of his Retention Agreement. After the Closing, Buyer shall pay $35,333 to Bruce Wilson at such times specified in, and in accordance with the terms and conditions of, his Retention Agreement. Upon the Closing (or shortly thereafter), Seller shall pay $13,667 to Jay Cates in accordance with the terms and conditions of his Retention Agreement. After the Closing, Buyer shall pay $27,333 to Jay Cates at such times specified in, and in accordance with the terms and conditions of, his Retention Agreement. Upon the Closing (or shortly thereafter), Seller shall pay $15,667 to Curt Bisby in accordance with the terms and conditions of his Retention Agreement. After the Closing, Buyer shall pay $31,333 to Curt Bisby at such times specified in, and in accordance with the terms and conditions of, his Retention Agreement. Nothing in this Section 5.21 creates any rights for the Transferred Employees named herein or any liabilities or obligations for Seller or Buyer not otherwise set forth in the Retention Agreements.

         5.22     CONFIDENTIALITY AGREEMENTS WITH TRANSFERRED EMPLOYEES.
                  -----------------------------------------------------

         For a period of forty-five (45) days after Closing, at Buyer's written request and Buyer's sole cost (including legal fees), Seller will enforce the confidentiality agreements it has entered into with the Transferred Employees, solely as such agreements relate to the Assets; PROVIDED THAT Buyer provides
Seller with a reasonable basis for enforcement. At the expiration of such forty-five (45) day period (or such earlier date if informed in writing by Buyer), Seller hereby agrees not to enforce the confidentiality agreements described in the previous sentence, solely as such agreements relate to the Assets, except for pending actions initiated in accordance with the previous sentence. Seller will not otherwise enforce such confidentiality agreements solely as they relate to the Assets except as provided in this Section 5.22.

         5.23     AGREEMENT CONCERNING KENT ASSETS.
                  --------------------------------

         Upon  the  closing  of  the  sale  or  other   disposition  of  all  or
substantially all of Seller's assets and business used by Seller at Seller's facilities in Kent, Washington (the "KENT ASSETS"), to a Person who is not an Affiliate of Seller (the "KENT PURCHASER"), Seller shall either (a) cause the Kent Purchaser to execute and deliver to Buyer the Agreement Concerning Kent Assets, substantially in the form attached hereto as EXHIBIT F, or (b) release Buyer from its obligations contained in the Buyer Non-Competition Agreement and in Section 3 of the Seller Non-Competition Agreement (other than for breaches occurring prior to the date of the closing of such sale or disposition), effective from the date of the closing of such sale or disposition.

                                    ARTICLE 6

                              TRANSFERRED EMPLOYEES

         6.1      HIRING OF EMPLOYEES.
                  -------------------

         Buyer shall offer employment to all employees of the Business listed on
SCHEDULE 3.18 and all employees of the Business who are hired between the date of this Agreement and the Closing in the ordinary course of business consistent with past practice who continue to be employees of Seller as of the Closing Date (excluding (a) those employees receiving salary continuation benefits under any Seller's short-term disability or salary continuation program and active employees on military service or other approved absences; or (b) any employees absent from work pursuant to sick leave or other leave granted or required to be granted under the terms of the Family and Medical Leave Act). In the case of an employee listed on SCHEDULE 3.18 and described in clause (a) or (b) above who is reasonably expected to return to active service and who does so subsequent to Closing, Buyer shall offer such employee employment upon his or her return. Such offers of employment by Buyer shall be on terms and conditions which, in the aggregate, are at least comparable to the terms and conditions applicable to their employment by Seller on the Closing Date, except that Buyer shall not be required to offer Transferred Employees equity participation rights, including stock options, or to put in place or maintain a defined benefit pension plan. Except as set forth in SCHEDULE 6.1 or otherwise disclosed to Buyer, Seller shall use commercially reasonable efforts to keep available the services of the current employees of the Business. All such employees who are offered and accept employment with Buyer shall become Buyer's employees as of the Closing Date (or, in the case of the employees described in clause (a) or (b) above, as of the date they return to work and accept offers of employment with Buyer) (the "TRANSFERRED Employees"). If an individual employed by Seller on the Closing Date and listed on SCHEDULE 3.18 (including any employee described in the parenthetical in the first sentence of this section) retires or terminates employment with Seller and is subsequently hired by Buyer within one hundred eighty (180) days of the Closing Date, he or she shall be treated as a Transferred Employee effective the date of hire by Buyer.

         6.2      EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.
                  ---------------------------------------

                  (1)      GENERAL.
                           -------

                           (1) For a period of one (1) year from the Closing
Date, Buyer shall provide each of the Transferred Employees with a level of compensation and benefits that, in the aggregate, is at least comparable to the compensation and benefits provided to such employee by Seller prior to the Closing Date, except that Buyer shall not be required to offer Transferred
Employees  equity  participation  rights,   including  stock options,  or to put
in place or maintain a defined benefit pension plan. As of the Closing Date, Buyer shall maintain such employee benefit plans, programs or arrangements necessary for it to fulfill its obligation as set forth in the previous sentence ("BUYER'S PLANS").

                           (2) Effective as of the Closing Date, the benefits
and participation of the Transferred Employees in the Hexcel Benefit Plans shall be limited to benefits accrued as of the Closing Date, and no further benefit accruals shall accrue by reason of their continued employment with Buyer.

                  (2) PAST SERVICE CREDIT. To the extent permitted by Law, Buyer
                      -------------------
shall cause Buyer's Plans to give the Transferred Employees full credit for service recognized under any Hexcel Benefit Plan for purposes of eligibility and vesting but not for the determination of benefit accruals under Buyer's Plans.

                  (3)  PENSION, PROFIT-SHARING, AND DEFERRED COMPENSATION PLANS.
                       --------------------------------------------------------

                           (1) As of the Closing Date, Buyer shall maintain for
the benefit of the Transferred Employees a profit sharing plan intended to be qualified pursuant to Section 401(a) of the Code that shall contain a qualified cash-or-deferred arrangement ("BUYER'S 401(K) PLAN"). Within sixty (60) days of the Closing Date, Buyer shall adopt any amendments to Buyer's 401(k) Plan that Seller reasonably deems necessary in order for a transfer to the Buyer's 401(k)Plan from the Hexcel 401(k)Plan of the assets and all liabilities representing the account balances and accrued benefits of the Transferred Employees to satisfy the applicable requirements of Sections 401, 411(d)(6), 414(l) and 501 of the Code, and shall have taken such steps as are necessary to obtain a favorable determination letter with respect to such plan. Within a reasonable period following Seller's determination that Buyer's obligations under the foregoing provisions of this Section 6.2(c)(i) have been fulfilled, but not less than thirty (30) days following the joint filing with the IRS of any required notices, Seller shall cause the trustee under the Hexcel 401(k) Plan to transfer the assets and liabilities representing the account balances and accrued benefits of the Transferred Employees under the Hexcel 401(k) Plan, determined as of the most recent valuation date, to thetrustee under Buyer's 401(k) Plan and Buyer shall cause the trustee under Buyer's 401(k) Plan to accept such transferred assets and liabilities. The assets to be transferred shall be in the form of cash and any notes representing loans to the Transferred Employees made by the Hexcel 401(k) Plan. Following the transfer of assets and liabilities, Buyer and Buyer's 401(k) Plan shall be solely responsible for any benefits to which Transferred Employees were entitled under the Hexcel 401(k) Plan as of the Closing, and to which Transferred Employees shall thereafter become entitled under Buyer's 401(k) Plan.

                           (2)    Seller shall not assign to Buyer and Buyer
shall not assume the rights, liabilities and obligationsunder the EDCA or any assets or liabilities under the Hexcel 401(k) Restoration Plan.

                           (3)    On or before the Closing Date, Seller shall
amend the Hexcel 401(k) Plan and the Hexcel Pension Plan to provide that the accrued benefits of the Transferred Employees thereunder will be fully vested and non-forfeitable as of the Closing Date so that at the Closing all Transferred Employees shall be fully vested in these benefits.

                           (4)    From and after the Closing Date and until the
transfer of the Hexcel 401(k) Plan accounts of theTransferred Employees as provided under Section 6.2(c)(i) of this Agreement, Buyer shall take all necessary steps to enable Transferred Employees to pay installments due on loans from the Hexcel 401(k) Plan by means of payroll deductions from their wages or salary as employees of Buyer, and shall remit all funds so collected directly to the trustee of the Hexcel 401(k) Plan within five (5) business days of the payroll date to which they relate, together with such accounting records as the trustee of the Hexcel 401(k) Plan may reasonably require in order for the trustee of the Hexcel 401(k) Plan to credit such payments to the respective loan accounts of the Transferred Employees making such installment payments.

                  (4) MEDICAL AND DENTAL PLANS.
                      ------------------------

                           (1)   As of the Closing Date, Buyer shall enroll each
Transferred Employee and his or her dependents in Buyer's medical and dental plans (including any flexible spending accounts, hereinafter referred to as an "FSA"), without imposing a waiting period, and shall waive all restrictions and limitations for pre-existing conditions under such plans (other than any pre-existing condition that was not waived by Seller's medical and dental plans as of the Closing Date). Buyer's medical and dental plans shall contain such provisions as to ensure that Seller will have no obligation to Transferred Employees or their dependents under COBRA. Each Transferred Employee shall be given credit under Buyer's medical and dental plans against any deductible and/or maximum copayment and/or out-of-pocket payment limitations applicable under Buyer's medical and dental plans for the full amount of deductibles, copayments and out-of-pocket expenses he or she incurred during the period beginning on January 1 of the year in which the Closing Date occurs and ending on the Closing Date. The credit referred to in the preceding sentence shall be applicable during the plan year of Buyer's medical and dental plans that includes the Closing Date and, unless such plan year ends no sooner than December 31 of the calendar year that includes the Closing Date, during the subsequent plan year of Buyer's medical and dental plans. As of the Closing Date, Buyer shall have the sole responsibility for the provision, payment or reimbursement of medical or dental care provided on or after the Closing
 Date with respect to Transferred Employees and their dependents, including any legally mandated continuation of health care coverage for such employees and their dependents who have a loss of health care coverage due to a "qualifying event" (as defined in COBRA) after the Closing Date. Seller shall have the sole responsibility for the provision, payment and reimbursement of medial or dental care incurred under Seller's plans with respect to such Transferred Employees and their dependents prior to the Closing Date.

                           (2)  Effective as of the Closing Date, Seller shall
create a spin off of Hexcel's Flexible Spending Plan and Hexcel's Pre-Tax Premium Plan such that the spin off covers only the Transferred Employees, and Buyer shall adopt and become the plan sponsor of such plan, and shall establish initial account balances for such plan reflecting the amounts credited to the accounts of each Transferred Employee under Hexcel's Flexible Spending Plan and Hexcel's Pre-Tax Premium Plan immediately prior to the Closing Date. As of the Closing Date, Buyer shall be solely responsible for any benefits to which Transferred Employees were entitled under Hexcel's Flexible Spending Plan and Hexcel's Pre-Tax Premium Plan as of the Closing, and to which any Transferred Employee thereafter becomes entitled to under the spun-off plan.

                  (5) DISABILITY.  Effective as of the Closing Date, Buyer shall
                      ----------
enroll the Transferred Employees in disability plans, without a waiting period, and shall waive all restrictions and limitations regarding pre-existing conditions under such plans (other than any pre-existing condition that was not waived by the Hexcel disability plans as of the Closing Date). From and after the Closing Date, Buyer shall have the sole responsibility for the payment of short-term or long-term disability benefits to which Transferred Employees may become entitled under a Seller's plan, a Buyer's Plan or as otherwise required by Law, provided the condition which gave rise to the salary continuation obligation occurred on or after the Closing Date.

                  (6)  SEVERANCE.  If a  Transferred  Employee is  terminated by
                       ---------
Buyer from employment within one (1) year following the Closing Date for any reason other than gross misconduct, the Transferred Employee shall receive a severance benefit from Buyer of not less than the severance benefit to which he or she would have been entitled as of the day prior to the Closing Date under Seller's severance policy, applied as if such employee had been terminated on such date under circumstances in which severance benefits would have been payable. After the Closing Date, Buyer shall be solely responsible for severance benefits under Buyer's Plans or as otherwise required by Law with respect to any Transferred Employee whose employment is terminated after the Closing Date.

                  (7)  ACCRUED  VACATION.  As of the Closing  Date,  Buyer shall
                      ------------------
grant to each Transferred Employee and be solely responsible for payment in respect of accrued vacation equal to all vacation accrued by such Transferred Employee as an employee of Seller that was unused as of the Closing Date to the extent of the amount of the reserve therefor reflected in the Closing Statement.

                                    ARTICLE 7

                                   CONDITIONS

         7.1      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AND SELLER.
                  -----------------------------------------------------------

         The respective obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (1) NO INJUNCTION, ETC. There shall be no suit, action or other proceeding threatened, or brought, by any Governmental Authority which seeks to restrain or prohibit, or any injunction, order, judgment or decree in effect and issued by any Governmental Authority which restrains or prohibits, the consummation of the transactions contemplated by this Agreement, except for the transfer of any Assets the failure of which to transfer are not, individually or in the aggregate, material to the operations of the Business taken as a whole.

                  (2) REGULATORY AUTHORIZATIONS. The consents, approvals or authorizations under the HSR Act and the GWB as are necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained; provided that for purposes of this clause (b), applicable waiting or review periods specified under the HSR Act and the GWB with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated.

         7.2      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.
                  -------------------------------------------------

         The obligation of Seller to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

                  (1) ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Buyer set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and Seller shall have received a certificate to such effect that has been signed by an authorized officer of Buyer; PROVIDED THAT Buyer shall have the right to cure any breaches of its representations and warranties which occur between the date of this Agreement and the Closing, but Buyer's right to cure shall not include the right to amend any of the Schedules without Seller's consent.

                  (2) PERFORMANCE OF COVENANTS. Buyer shall have complied in all material respects with all covenants contained in this Agreement to be performed by it on or prior to the Closing, and Seller shall have received a certificate to such effect that has been signed by an authorized officer of Buyer.

                  (3) ANCILLARY AGREEMENTS. Buyer shall have executed and delivered each of the Ancillary Agreements.

                  (4) ASSUMPTION AGREEMENT. Buyer shall have executed and delivered an undertaking (the "ASSUMPTION AGREEMENT"), substantially in the form of EXHIBIT G, pursuant to which Buyer shall assume all of the Assumed Liabilities.

                  (5) SELLER REQUIRED CONSENTS.  Each of the consents listed on
SCHEDULE 7.2(E) shall have been obtained.

                  (6) PAYMENT OF CASH PURCHASE PRICE. Buyer shall have paid the Cash Purchase Price as provided herein.

                  (7) CORPORATE MATTERS. All actions, proceedings, resolutions, instruments and documents on the part of Buyer required to carry out this Agreement or incidental hereto shall have been approved on or before the Closing Date by Seller and its counsel in the exercise of their reasonable judgment.

         7.3      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.
                  ------------------------------------------------

         The obligation of Buyer to consummate the transactions provided for in this Agreement is subject to fulfillment of each of the following conditions:

                  (1) ACCURACY OF REPRESENTATIONS  AND WARRANTIES OF SELLER. The
                      -----------------------------------------------------
representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Seller set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and Buyer shall have received a certificate to such effect that has been signed by an authorized officer of Seller; PROVIDED THAT Seller shall have the right to cure any breaches of its representations and warranties which occur between the date of this Agreement and the Closing, but Seller's right to cure shall not include the right to amend any of the Schedules without Buyer's consent.

                  (2)  PERFORMANCE  OF COVENANTS.  Seller shall have complied in
                       -------------------------
all material respects with all covenants contained in this Agreement to be performed by it on or prior to the Closing, and Buyer shall have received a certificate to such effect that has been signed by an authorized officer of Seller.

                  (3)  ANCILLARY AGREEMENTS. Seller shall have executed and
                       --------------------
delivered each of the Ancillary Agreements.

                  (4)  BILL OF SALE;  DEEDS.  Seller  shall  have  executed  and
                       --------------------
delivered the Bill of Sale (the "BILL OF SALE"), substantially in the form of EXHIBIT H hereto, and appropriately executed and acknowledged special warranty deeds to the Owned Real Property, substantially in the form of EXHIBIT I hereto, suitable for filing or recordation.

                  (5)  BUYER REQUIRED CONSENTS.  Each of the consents listed on
                      ------------------------
SCHEDULE 7.3(e) shall have been obtained.

                  (6)  TRADEMARK ASSIGNMENT.  Seller shall have executed and
                       --------------------
delivered the Trademark Assignment, substantially in the form of EXHIBIT J hereto (the "TRADEMARK ASSIGNMENT").

                  (7)  PATENT ASSIGNMENT. Seller shall have executed and
                       -----------------
delivered the Patent Assignment substantially in the form of EXHIBIT K hereto (the "PATENT ASSIGNMENT").

                  (8) TITLE POLICY.  Seller will have obtained,  at its cost, an
                      ------------
ALTA Form 10-17-92 title insurance policy ("TITLE POLICY") for the Owned Real Property on or before the Closing from a title insurer reasonably satisfactory to Buyer (the "TITLE INSURER"). Seller will deliver to the Title Insurer all affidavits, undertakings and other title clearance documents reasonably necessary to issue the Title Policy and endorsements thereto. The Title Policy will be dated as of the date of the Closing and (i) insure title to the applicable parcels of real estate and all recorded easements benefitting such parcels, subject only to Real Property Permitted Liens and (ii) contain such endorsements as Buyer and Buyer's lender, if any, may reasonably request.

                  (9)  SURVEY.  Seller  shall  have  procured,  at its cost,  in
                       ------
preparation for the Closing, and Buyer shall have received, a current survey of each parcel of Owned Real Property, prepared by a licensed surveyor, reasonably satisfactory to Buyer, and conforming to 1997 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys (the "SURVEY"), and such standards as the Title Insurer may require as a condition to the removal of any survey exceptions from the Title Policy, and certified to Buyer, Buyer's lender, if any, and the Title Insurer, within ten (10) days of the Closing Date, in a form reasonably satisfactory to such parties. The Survey shall disclose the location of all Improvements, easements, party walls, sidewalks, roadways, utility lines and such matters shown customarily on such surveys, show access affirmatively to public streets and roads, and include Table A Item Nos. 1-4 and 6-14. The Survey shall not disclose any survey defect or encroachment from or onto any of the Owned Real Property that is material to the operations of the Business that has not been cured or insured over prior to the Closing.

                  (10)  RELEASE OF LIENS.  Buyer  shall have  received  evidence
                        ----------------
reasonably satisfactory to Buyer evidencing the release of all Liens on the Assets except Permitted Liens.

                  (11) CORPORATE MATTERS. All actions, proceedings, resolutions,
                       -----------------
instruments and documents on the part of Seller required to carry out this Agreement or incidental hereto shall have been approved on the Closing Date by Buyer and its counsel, in the exercise of their reasonable judgment.

                                    ARTICLE 8

                                     CLOSING

         8.1      CLOSING DATE.
                  ------------

         Unless this Agreement shall have been terminated and the transactions herein shall have been abandoned pursuant to Section 10 hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Kronish Lieb Weiner & Hellman LLP, at 10:00 am., New York City time, on April 21, 2000 (or as soon as practicable thereafter as all of the conditions to the Closing set forth in Article 7 hereof are satisfied or waived), or such other date, time and place as shall be agreed upon by Seller and Buyer (the actual date and time being herein called the "CLOSING DATE"). The Closing shall be deemed effective as of 12:01 a.m. on the Closing Date. All references in this Agreement to the Closing Date shall be deemed made to the Closing.

         8.2      BUYER DELIVERIES.
                  ----------------

         At the Closing, Buyer shall deliver to Seller (i) the Cash Purchase Price as provided in Section 2.3(b) hereof, (ii) the Ancillary Agreements, (iii) the Assumption Agreement, (iv) the agreements, documents, certificates and instruments to be delivered by Buyer pursuant to Section 7.2 hereof and (v) such other documents and instruments as Seller and its counsel reasonably request.

         8.3      SELLER DELIVERIES.
                  -----------------

         At the Closing, Seller shall deliver to Buyer (i) the Ancillary Agreements, (ii) the Bill of Sale, (iii) the agreements, documents, certificates and instruments to be delivered by Seller pursuant to Section 7.3 hereof and
(iv) such other documents and instruments as Buyer and its counsel reasonably request.

                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
                  -----------------------------------------------------

         Subject to the limitations and other provisions of this Agreement including the provisions of this Article 9, the representations and warranties of the parties shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of Seller or Buyer, for a period of one (1) year after the Closing Date; PROVIDED THAT (a) the representations and warranties made by Seller in (i) Sections 3.1, 3.2, 3.7(a) and 3.15 shall survive indefinitely; (ii) Section 3.19 shall survive for two (2) years after the Closing Date; and (iii) Section 3.16 shall survive for three (3) years after the Closing Date and (b) the representations and warranties made by Buyer in Sections 4.1, 4.2 and 4.5 shall survive indefinitely. The agreements and covenants of the parties shall remain in full force and effect until the applicable period under the statute of limitations therefor has expired.

         9.2      INDEMNIFICATION BY SELLER.
                  -------------------------

                  (1) Seller shall defend, indemnify and hold Buyer, any Affiliate of Buyer or their respective current or future officers, directors, controlling persons, employees, agents, successors and permitted assigns (collectively, "BUYER INDEMNITEES") harmless from and against and in respect of any and all actual losses, liabilities, damages, claims, suits, proceedings, judgments, settlements and expenses, including reasonable attorneys' fees, incurred by any such Buyer Indemnitee (hereinafter "BUYER LOSSES") which arise out of or in connection with (i) any breach of any of the representations and warranties contained in Article 3 hereof, (ii) any breach by Seller of any of its covenants in this Agreement, (iii) the Excluded Assets or (iv) the Excluded Liabilities. For the sole purpose of Section 9.2(a)(i), Seller shall be deemed to have made the representations and warranties in Article 3 without any qualifications or exceptions as to the presence or absence of, or resulting in, or being reasonably likely to result in, or not resulting in or having or being reasonably likely to have, as the case may be, a Material Adverse Effect. Buyer shall give Seller prompt written notice of any third party claim (which in any event shall be within thirty (30) days of receiving such claim) which may give rise to any indemnity obligation under this Section 9.2(a), together with the estimated amount of such claim, and Seller shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying Buyer within thirty (30) days of receipt of Buyer's written notice; PROVIDED, HOWEVER, that Seller's counsel shall be reasonably satisfactory to Buyer. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If Buyer desires to participate in any such defense assumed by Seller, it may do so at its sole cost and expense, and Seller and its counsel shall give Buyer and its counsel reasonable access to the relevant records and documents and employees of Seller in connection therewith. If Seller declines to assume any such defense, it shall be liable for all reasonable costs and expenses of defending such claim incurred by Buyer, including reasonable fees and disbursements of counsel. Neither party shall, without the prior written consent of the other party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the other party or any Affiliate thereof or if such settlement or compromise does not include an irrevocable and unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

                  (2) The foregoing obligation to indemnify Buyer Indemnitees set forth in Section 9.2(a) shall be subject to each of the following limitations:

                           (1)      Seller's indemnification obligation for any
breach of the representations and warranties set forth in Article 3 of this Agreement shall survive for the period specified in Section 9.1, and thereafter all such representations and warranties of Seller under this Agreement shall be extinguished. No claim for the recovery of such Buyer Losses may be asserted by a Buyer Indemnitee after the period specified in Section 9.1; PROVIDED, HOWEVER, that claims first asserted in writing with as much specificity as is reasonably available within such period shall not be extinguished;

                           (2)      No indemnification for Buyer Losses asserted
against Seller under Section 9.2(a)(i) shall be required unless and until the cumulative amount of such Buyer Losses equals or exceeds two million dollars ($2,000,000.00) ("SELLER THRESHOLD") and then only to the extent that the cumulative amount of Buyer Losses, as finally determined, exceeds the Seller Threshold, and in no event shall include special, indirect, incidental, consequential or punitive damages; and

                           (3)      Seller's liability to Buyer Indemnitees
under Section 9.2(a)(i) for Buyer Losses in excess of the Seller Threshold shall not exceed twenty million dollars ($20,000,000.00).

                  (3) None of the limitations contained in Section 9.2(b)(ii) and (iii) shall apply to Seller's indemnification obligations in respect of the representations and warranties in Sections 3.1, 3.2, 3.7(a) or 3.15.

                  (4) Other than claims based on fraud, the indemnity provided in this Section 9.2 shall be the sole and exclusive remedy of the indemnified party against the indemnifying party at law or equity for any matter covered by Sections 9.2(a) and 9.2(b), except that Buyer shall at all times be free to seek specific performance or injunctive relief to enforce the Seller Non-Competition Agreement.

                  (5) For the avoidance of doubt, Buyer hereby acknowledges that any amounts paid by Buyer in connection with Customer Warranty Obligations, Seller Customer Warranty Obligations or Shared Customer Warranty Obligations under Section 5.20 hereof shall not be applied towards the Seller Threshold and will not be a Buyer Loss subject to a claim under Section 9.2(a)(i) hereunder.

         9.3      INDEMNIFICATION BY BUYER.
                  ------------------------

                  (1) Buyer shall defend, indemnify and hold Seller, any Affiliate of Seller or their respective current or future officers, directors, controlling persons, employees, agents, successors and permitted assigns (collectively, "SELLER INDEMNITEES") harmless from and against and in respect of any and all actual losses, liabilities, damages, claims, suits, proceedings, judgments, settlements and expenses, including reasonable attorney's fees, incurred by any such Seller Indemnitee (hereinafter "SELLER LOSSES"; together with Buyer Losses, "LOSSES") arising out of or in connection with (i) any breach of any of the representations and warranties contained in Article 4 hereof, (ii) any breach by Buyer of any of its covenants in this Agreement, (iii) the ownership, operation or use of the Business or the Assets on or after the Closing Date other than in relation to Excluded Liabilities, (iv) any action taken by any regulatory authority which has the effect, in whole or in part, of voiding or unwinding any of the transactions contemplated hereby which had effect on or after the Closing or (v) the Assumed Liabilities. For the sole purpose of Section 9.3(a)(i), Buyer shall be deemed to have made the representations and warranties in Article 4 without any qualifications or exceptions as to the presence or absence of, or resulting in or having or being reasonably likely to result in, or not resulting in or having or being reasonably likely to have, as the case may be, a Buyer Material Adverse Effect. Seller shall give Buyer prompt written notice of any third party claim (which in any event shall be within thirty (30) days of receiving such claim) which may give rise to any indemnity obligation under this Section 9.3(a), together with the estimated amount of such claim, and Buyer shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying Seller within thirty (30) days of receipt of Seller's written notice; PROVIDED, HOWEVER, that Buyer's counsel shall be reasonably satisfactory to Seller. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. If Seller desires to participate in any such defense assumed by Buyer, it may do so at its sole cost and expense, and Buyer and its counsel shall give Seller and its counsel reasonable access to the relevant records and documents and employees of Buyer in connection therewith. If Buyer declines to assume any such defense, it shall be liable for all costs and expenses of defending such claim incurred by Seller, including reasonable fees and disbursements of counsel. Neither party shall, without the prior written consent of the other party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the other party or any Affiliate thereof or if such settlement or compromise does not include an irrevocable and unconditional release of the other party for any liability arising out of such claim or demand or any related claim or demand.

                  (2) The foregoing obligation to indemnify Seller Indemnities set forth in Section 9.3(a) shall be subject to each of the following limitations:

                           (1)      Buyer's indemnification obligation for any
breach of the representations and warranties set forth in Article 4 of this Agreement shall survive for the period specified in Section 9.1, and thereafter all such representations and warranties of Buyer under this Agreement shall be extinguished. No claim for the recovery of such Seller Losses may be asserted by a Seller Indemnitee after the period specified in Section 9.1; PROVIDED, HOWEVER, that claims first asserted in writing with as much specificity as is reasonably available within such period shall not be extinguished;

                           (2)      No indemnification for Seller Losses
asserted against Buyer under Section 9.3(a)(i) above shall be required unless and until the cumulative amount of such Seller Losses equals orexceeds two million dollars ($2,000,000.00) ("BUYER THRESHOLD") and then only to the extent that the cumulative amount of Seller Losses, as finally determined, exceeds the Buyer Threshold, and in no event shall include special, indirect, incidental, consequential or punitive damages; and

                           (3)      Buyer's liability to Seller Indemnitees
under Section 9.3(a)(i) for Seller Losses in excess of the Buyer Threshold shall not exceed twenty million dollars ($20,000,000.00).

                  (3) None of the limitations contained in Section 9.3(b)(ii) and (iii) shall apply to Buyer's indemnification obligations in respect of the representations and warranties in Sections 4.1, 4.2 or 4.5.

                  (4) Other than claims based on fraud, the indemnity provided in this Section 9.3 shall be the sole and exclusive remedy of the indemnified party against the indemnifying party at law or equity for any matter covered by Sections 9.3(a) and 9.3(b), except that Seller shall at all times be free to seek specific performance or injunctive relief to enforce Section 5.6(b) and the Buyer Non-Competition Agreement.

         9.4      INDEMNIFICATION CALCULATIONS.
                  ----------------------------

                  (1) An indemnity claim under Section 9 (an "INDEMNITY CLAIM") shall be reduced by the amount of any Tax Benefit realized by the party making the claim. For the purposes of this Agreement, any Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the liabilities of the parties under this Section 9 shall be redetermined as though the Indemnity Claim and the Tax Benefit were simultaneous events at or prior to the time that the Indemnity Claim was made (and any necessary reimbursements shall be made to the indemnifying party in connection therewith). For purposes of this Section 9.4, "Tax Benefit" means the amount by which the Tax liability of the party (or group of entities including the party) making the Indemnity Claim is reduced below the amount which it would otherwise be required to pay but for the circumstances giving rise to the Indemnity Claim. Each party shall promptly inform the other party of the extent of any Tax Benefit realized and shall permit such other party's independent accountants to reasonably verify the extent of such Tax Benefit.

                  (2) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

                                   ARTICLE 10

                                   TERMINATION

        10.1      TERMINATION EVENTS.
                  ------------------

         Without prejudice to other remedies which may be available to the parties under Law or under this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:

                  (1)      by mutual written consent of the parties hereto;

                  (2) by Seller, in its sole discretion, if at any time the Financing ceases to be in effect; and

                  (3) by any party by written notice to the other party if the Closing shall not have been consummated on or before July 31, 2000, provided that the Closing did not fail to occur by such date due to the breach or default of the party electing so to terminate this Agreement.

        10.2      EFFECT OF TERMINATION.
                  ---------------------

         In the event of any termination of the Agreement as provided in Section
10.1 above, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of Buyer or Seller, except that (i) Sections 3.15 (Finders/Brokers with respect to Seller), 4.5 (Finders/Brokers with respect to Buyer), 5.7 (confidentiality) and 11.4 (expenses) of this Agreement shall remain in full force and effect and (ii) termination shall not preclude either party from suing the other party for breach of this Agreement.

                                   ARTICLE 11

                     MISCELLANEOUS AGREEMENTS OF THE PARTIES

         11.1     NOTICES.
                  -------

         All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

                  If to Buyer:              Britax Cabin Interiors, Inc.
                                            c/o Britax International plc
                                            Seton House
                                            Warwick Technology Park
                                            Gallows Hill
                                            Warwick CV34 6DE
                                            United Kingdom
                                            Attn:    Stephen Duffield
                                            Tel.:    (44) 01926-406333
                                            Fax:     (44) 01926-402599

                  With a copy to:   Jones, Day, Reavis & Pogue
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114
                                            Attn:    John P. Dunn, Esq.
                                            Tel.:    (216) 586-7095
                                            Fax:     (216) 579-0212

                                                     and

                                            Jones, Day, Reavis & Pogue
                                            Bucklersbury House
                                            3 Queen Victoria Street
                                            London EC4N 8NA
                                            England
                                            Attn:    Hugh Chapman, Esq.
                                            Tel.:    (44) 01712-363939
                                            Fax:     (44) 01712-361113

                  If to Seller:             Hexcel Corporation
                                            Two Stamford Plaza
                                            281 Tresser Boulevard
                                            Stamford, CT 06901
                                            Attn.:   General Counsel
                                            Tel:     (203) 969-0666
                                            Fax:     (203) 358-3972

                  With a copy to:   Kronish Lieb Weiner & Hellman LLP
                                            1114 Avenue of the Americas
                                            New York, NY 10036
                                            Attn:    Ralph J. Sutcliffe, Esq.
                                            Tel:     (212) 479-6170
                                            Fax:     (212) 997-3527
or to such other address as any such party shall designate by written notice to the other parties hereto.

         11.2     TRANSACTION TAXES.
                  -----------------

         Buyer shall be responsible for the payment of all sales, use, excise, transfer, recording and other similar taxes and imposts, if any, which may be payable with respect to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and shall file all necessary documentation and Tax Returns with respect to such taxes, except that any such taxes in excess of $500,000 shall be borne by Seller to the extent such taxes exceed $500,000. To the extent any exemptions from such taxes are available, Seller and Buyer will cooperate to prepare any certificates or other documents necessary to claim such exemptions.

         11.3     FURTHER ASSURANCES; ASSET RETURNS.
                  ---------------------------------

         Upon request from time to time, Seller shall execute and deliver all documents, take all rightful oaths and do all other acts that may be reasonably necessary or desirable, in the reasonable opinion of counsel for Buyer, to effect the transfer of the Assets in accordance herewith. Buyer shall reimburse Seller for all costs and expenses resulting from any such request, including reasonable attorneys' fees. In the event that Buyer receives any assets, properties or rights of Seller that are not intended to be transferred pursuant to the terms of this Agreement, whether or not related to the Business, Buyer agrees to promptly return such assets, properties and rights to Seller at Seller's expense. If Seller or any of its Affiliates receives payment from and after the Closing Date of any account receivable included in the Assets, it shall promptly remit such payment in full to Buyer.

         11.4     EXPENSES.
                  --------

         Subject to Section 11.2, Seller and Buyer shall each pay their respective expenses (including without limitation legal, investment banking, finder's, broker's and accounting fees) incurred in connection with the origination, negotiation and execution of this Agreement, except that Buyer shall be responsible for the payment of any filing fee under the HSR Act and the GWB.

         11.5     NON-ASSIGNABILITY.
                  -----------------

         This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void.

         11.6     AMENDMENT; WAIVER.
                  -----------------

         This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         11.7     SCHEDULES AND EXHIBITS.
                  ----------------------

         All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement. Any fact or item which is disclosed on any Schedule or Exhibit to this Agreement or in the Financial Statements in such a way as to make its relevance to a representation or warranty made elsewhere in this Agreement or to information called for by another Schedule or Exhibit to this Agreement reasonably apparent shall be deemed to be an exception to such representation or warranty or to be disclosed on such other Schedule or Exhibit, as the case may be, notwithstanding the omission of a reference or cross reference thereto. Any fact or item disclosed on any Schedule or Exhibit hereto shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

         11.8     NO THIRD PARTY BENEFICIARIES.
                  ----------------------------

         Nothing herein, expressed or implied, shall create or establish any third-party beneficiary hereto nor confer upon any person not a party to this Agreement (including any employee or former employee of Seller or Buyer or any of their Affiliates) any rights or remedies, including, without limitation, any right to employment or continued employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement.

         11.9     GOVERNING LAW.
                  -------------

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

         11.10    CONSENT TO JURISDICTION.
                  -----------------------

         Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Ancillary Agreements or any transaction contemplated hereby or thereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 11.1 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         11.11    DEFINITIONS.
                  -----------

                  (1) As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "ACCOUNTING  PRINCIPLES"  has the  meaning  ascribed  to it in
Section 2.3(c).

                  "ACQUISITION  PROPOSAL"  has  the  meaning  ascribed  to it in
Section 5.19.

                  "AFFILIATE" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  "AGREEMENT" means this Asset Purchase Agreement and the Exhibits and the Schedules hereto.

                  "ALLOCATION  STATEMENT"  has  the  meaning  ascribed  to it in
Section 2.1(b).

                  "ANCILLARY   AGREEMENTS"   means   the   Transition   Services
Agreement, the Materials Supply Agreement, the Buyer Non-Competition Agreement and the Seller Non-Competition Agreement.

                  "ASSETS" has the meaning ascribed to it in Section 1.1.

                  "ASSUMED  LIABILITIES"  has  the  meaning  ascribed  to  it in
Section 1.4.

                  "ASSUMPTION  AGREEMENT"  has  the  meaning  ascribed  to it in
Section 7.2(d).

                  "BASE NAV" has the meaning ascribed to it in Section 2.3(a).

                  "BILL OF  SALE"  has the  meaning  ascribed  to it in  Section
7.3(d).

                  "BOEING" means The Boeing Company, a Delaware corporation.

                  "BOEING   AUBURN   AGREEMENT"   means  POP  Special   Business
Provisions (6-5087-35-1154) dated November 24, 1998 between Boeing and Seller.

                  "BOEING  DOORLINER   AGREEMENT"  means  POP  Special  Business
Provisions (6-5087-31-1113) dated October 13, 1998 between Boeing and Seller.

                  "BOOKS AND RECORDS" has the meaning ascribed to it in Section 5.5(a).

                  "BP ACQUISITION  AGREEMENTS"  means the following  agreements:
(i) the Asset Purchase Agreement dated as of August 25, 1994 between BP Chemicals Inc. and Ciba-Geigy Corporation, as amended by a Letter Agreement dated as of August 25, 1994; (ii) the Assignment and Assumption Agreement dated as of August 25, 1994 between BP Chemicals Inc. and Ciba-Geigy Corporation; and
(iii) the Novation Agreement among BP Chemicals Inc., Ciba-Geigy Corporation and Grumman Aerospace Corporation (executed by BP Chemicals Inc. and Ciba-Geigy Corporation on September 7, 1994 and by Grumman Aerospace Corporation on September 9, 1994), as modified by the Assignment and Assumption Agreement dated as of February 29, 1996 by and among Ciba-Geigy Corporation, Seller and Grumman Aerospace Corporation.

                   "BSB ACQUISITION AGREEMENTS" means the following agreements:
(i) the Asset Purchase Agreement dated as of January 25, 1988 between B.S.B. Diversified Company, Inc. and Phoenix Washington Corporation, a wholly-owned subsidiary of Ciba-Geigy Corporation; (ii) the Agreement dated as of January 25, 1988 between Phoenix Washington Corporation and Criton Technologies; (iii) the Guaranty dated as of January 25, 1988 by Ciba-Geigy Corporation in favor of B.S.B. Diversified Company, Inc. relating to the obligations of Phoenix Washington Corporation; (iv) the Assumption Agreement dated as of January 25, 1988 between B.S.B. Diversified Company, Inc. and Phoenix Washington Corporation; (v) the Novation Agreement dated January 22, 1988 among Douglas Aircraft Company, B.S.B. Diversified Company, Inc. and Phoenix Washington Corporation; (vi) the Agreement dated as of April 10, 1989 between B.S.B. Diversified Company, Inc. and Heath Tecna Aerospace Co. (formerly Phoenix Washington Corporation) relating to certain provisions of the agreement described in (i) above; and (vii) the Agreement dated as of April 10, 1989 between Heath Tecna Aerospace Co. and Criton Technologies relating to certain provisions in the agreement described in (ii) above.

                  "BUSINESS" means the development, manufacture and sale of finished aircraft interior assemblies produced at the Facilities and the installation and engineering support services rendered to customers with respect to such assemblies. Notwithstanding anything in this Agreement to the contrary, the Business shall not include any other assets, properties, rights, businesses or operations of Seller or its Affiliates (i) located at any facility other than the Facilities, including without limitation the development, manufacture or sale of fibers, prepregs, honeycomb, core, including special process core, laminates, sandwich panels, fabrics or products manufactured at Seller's facilities in Kent, Washington, whether or not furnished by Seller or its Affiliates to, or used by, the Business; or (ii) involving products manufactured using HexAmp compression molding, resin transfer molding, resin film infusion, pultrusion (including CRTM), reaction injection molding, filament winding and automatic tape or fiber placement.

                  "BUSINESS KNOW-HOW" means confidential or proprietary information and devices embodying such information (including all intellectual property (other than Intellectual Property)) used in the Business conducted at the Facilities and as used in rendering installation and engineering support services to customers of the Business with respect to finished aircraft interior assemblies produced at the Facilities (other than Excluded Seller Information).

                  "BUYER" has the meaning ascribed to it in the forepart of this Agreement.

                  "BUYER INDEMNITIES" has the meaning ascribed to it in Section 9.2(a).

                  "BUYER  LOSSES"  has the  meaning  ascribed  to it in  Section
9.2(a).

                  "BUYER MATERIAL ADVERSE EFFECT" has the meaning ascribed to it in Section 4.3.

                  "BUYER NON-COMPETITION AGREEMENT" has the meaning ascribed to it in Section 5.14.

                  "BUYER THRESHOLD" has the meaning ascribed to it in Section 9.3(b).

                  "BUYER'S OBJECTION" has the meaning ascribed to it in Section 2.3(d).

                  "BUYER'S PLANS" has the meaning ascribed to it in Section 6.2(a).

                  "BUYER'S  401(K)  PLAN"  has  the  meaning  ascribed  to it in
Section 6.2(c).

                  "CASH  PURCHASE  PRICE"  has  the  meaning  ascribed  to it in
Section 2.1(a).

                  "CIBA ACQUISITION  AGREEMENTS" means the following agreements:
(i) the Strategic Alliance Agreement dated as of September 29, 1995 among Ciba-Geigy Limited, Ciba-Geigy Corporation and Seller, as amended by an Amendment dated as of December 12, 1995 and further amended by a Letter Agreement dated as of February 28, 1996; (ii) the Agreement Governing United States Employment Matters dated as of September 29, 1995 between Ciba-Geigy Corporation and Seller; (iii) the Assignment and Assumption Agreement dated February 29, 1996 among Ciba-Geigy Limited, Ciba-Geigy Corporation and Seller;
(iv) the Governance Agreement dated as of February 29, 1996 between Ciba-Geigy Limited and Seller; and (v) the Registration Rights Agreement dated February 29, 1996 between Ciba-Geigy Limited and Seller.

                  "CLOSING" has the meaning ascribed to it in Section 8.1.

                  "CLOSING DATE" has the meaning ascribed to it in Section 8.1.

                  "CLOSING  NAV"  has  the  meaning  ascribed  to it in  Section
2.3(a).

                  "CLOSING STATEMENT" has the meaning ascribed to it in Section 2.3(d).

                  "COBRA" means those provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 applicable to "group health plans" as defined in Section 5000(b)(1) of the Code.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIALITY  AGREEMENT" has the meaning ascribed to it in
Section 5.2.

                  "CONSENTS" has the meaning ascribed to it in Section 3.4.

                  "CONTRACTS" has the meaning ascribed to it in Section 1.1(g).

                  "CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated September 15, 1998, by and among Seller and certain of its subsidiaries, the lenders party thereto, Credit Suisse First Boston and Citibank N.A., as amended.

                  "CUSTOMER WARRANTY OBLIGATIONS" has the meaning ascribed to it in Section 1.5(f).

                  "EDCA" means the Executive Deferred Compensation and Consulting Agreement dated March 1, 1996 between Seller and David R. Tanonis.

                  "ENVIRONMENTAL  CLAIMS"  means  any  claim,  action,  cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, migration or release into the environment of any Hazardous Substance that originated from the Business or the Facilities from any location at which such Hazardous Substance has come to be located, whether or not such location is owned or operated by Seller or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "ENVIRONMENTAL LAW" means any current federal or state or local statute, law or regulation relating to pollution or protection of the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ESTIMATED  CLOSING  NAV" has the  meaning  ascribed  to it in
Section 2.3(b).

                  "EXCESS  WARRANTY  COSTS" has the  meaning  ascribed  to it in
Section 5.20(c).

                  "EXCLUDED  ASSETS" has the  meaning  ascribed to it in Section
1.3.

                  "EXCLUDED  LIABILITIES"  has  the  meaning  ascribed  to it in
Section 1.5.

                  "EXCLUDED SELLER INFORMATION" has the meaning ascribed to it in Section 5.6(a).

                  "FACILITIES" means the Owned Real Property and the Leased Real Property.

                  "FINANCIAL  STATEMENTS"  has  the  meaning  ascribed  to it in
Section 3.5.

                  "FINANCING" has the meaning ascribed to it in Section 4.6.

                  "FSA" has the meaning ascribed to it in Section 6.2(d).

                  "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "GENERAL TERMS AGREEMENT" means General Terms Agreement Number BCA-65657-0005 between Seller and The Boeing Company (executed by Seller on April 2, 1997 and by The Boeing Company on April 4, 1997).

                  "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "GWB" means the German Act Against Restraints of Competition.

                  "HAZARDOUS SUBSTANCE" means petroleum, petroleum by-products, polychlorinated biphenyls and any other chemicals, materials, substances or wastes which are currently defined as "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," or "contaminants" under any Environmental Law.

                  "HEXCEL  BENEFIT  PLANS"  has the  meaning  ascribed  to it in
Section 3.13(a).

                  "HEXCEL  LOGO"  has  the  meaning  ascribed  to it in  Section
1.3(f).

                  "HEXCEL PENSION PLAN" means the Hexcel Corporation Pension Plan (amended and restated as of July 1, 1996), as amended to date.

                  "HEXCEL SUPPLIES" has the meaning ascribed to it in Section 5.16.

                  "HEXCEL'S FLEXIBLE SPENDING PLAN" means the plan pursuant to which eligible employees of Seller may elect to receive a portion of their wages or salary in cash or in the form of coverage under the Health Care Expense Reimbursement Plan and the Dependent Care Reimbursement Plan described therein.

                  "HEXCEL'S PRE-TAX PREMIUM PLAN" means the plan pursuant to which eligible employees of Seller may elect to receive a portion of their wages or salary in cash or in the form of coverage under a medical benefit plan.

                  "HEXCEL 401(K) PLAN" means the Hexcel Corporation 401(k) Retirement Savings Plan (amended and restated as of July 1, 1996), as amended to date.

                  "HEXCEL 401(K) RESTORATION PLAN" means the Hexcel Corporation 401(k) Restoration Plan (effective as of September 1, 1996), as amended to date.

                  "HSR ACT" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "IMPROVEMENTS"  has  the  meaning  ascribed  to it in  Section
1.1(a).

                  "INDEMNITY CLAIM" has the meaning ascribed to it in Section 9.4(a).

                  "INTELLECTUAL  PROPERTY"  has the  meaning  ascribed  to it in
Section 1.1(e).

                  "INVENTORY" has the meaning ascribed to it in Section 1.1(i).

                  "IRS" means the United States Internal Revenue Service.

                  "KENT ASSETS" has the meaning ascribed to it in Section 5.23.

                  "KENT  PURCHASER"  has the  meaning  ascribed to it in Section
5.23.

                  "LAW" means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

                  "LEASED  REAL  PROPERTY"  has the  meaning  ascribed  to it in
Section 3.7(c).

                  "LICENSES  AND  PERMITS"  has the  meaning  ascribed  to it in
Section 1.1(h).

                  "LOSSES" has the meaning ascribed to it in Section 9.3(a).

                  "MACHINERY" has the meaning ascribed to it in Section 1.1(c).

                  "MAJOR EQUIPMENT" has the meaning ascribed to it in Section 3.7(a).

                  "MATERIAL ADVERSE EFFECT" means an event or series of events that have resulted in or are reasonably likely to result in a material adverse effect on the results of operations, financial condition or business of the Business taken as a whole.

                  "MATERIAL  AGREEMENTS"  has  the  meaning  ascribed  to  it in
Section 3.8(a).

                  "MATERIALS SUPPLY AGREEMENT" has the meaning ascribed to it in
Section 5.13.

                  "MULTI-EMPLOYER PLAN" has the meaning ascribed to it in Section (3)(37) of ERISA.

                  "NEGOTIATION PERIOD" has the meaning ascribed to it in Section 2.3(d).

                  "NET ASSET VALUE" means the sum of the book value of the Assets less the sum of the book value of the Assumed Liabilities.

                  "NEUTRAL  ACCOUNTING  FIRM" has the meaning  ascribed to it in
Section 2.3(d).

                  "OWNED  REAL  PROPERTY"  has  the  meaning  ascribed  to it in
Section 1.1(a).

                  "PATENT ASSIGNMENT" has the meaning ascribed to it in Section 7.3(g).

                  "PENSION PLAN" has the meaning ascribed to it in Section 3.13(a).

                  "PERMITTED LIENS" has the meaning ascribed to it in Section 3.7(b).

                  "PERSON"  means  any  natural  person,  corporation,   general
partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

                  "PERSONAL PROPERTY PERMITTED LIENS" has the meaning ascribed to it in Section 3.7(a).

                  "PROPRIETARY RIGHTS" means, collectively, the Intellectual Property and the Business Know-How.

                  "PURCHASE PRICE" has the meaning ascribed to it in Section 2.1(a).

                  "REAL PROPERTY" has the meaning ascribed to it in Section 3.7(c).

                  "REAL  PROPERTY  LEASES"  has the  meaning  ascribed  to it in
Section 1.1(b).

                  "REAL PROPERTY PERMITTED LIENS" has the meaning ascribed to it in Section 3.7(b).

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment.

                  "RETENTION  AGREEMENTS"  has  the  meaning  ascribed  to it in
Section 1.5(d).

                  "SELLER" has the meaning ascribed to it in the forepart of this Agreement.

                  "SELLER  CUSTOMER   WARRANTY   OBLIGATIONS"  has  the  meaning
ascribed to it in Section 5.20(d).

                  "SELLER EXCESS WARRANTY COSTS" has the meaning ascribed to it in Section 5.20(d).

                  "SELLER INDEMNITEES" has the meaning ascribed to it in Section 9.3(a).

                  "SELLER LOSSES" has the meaning ascribed to it in Section 9.3(a).

                  "SELLER NON-COMPETITION AGREEMENT" has the meaning ascribed to it in Section 5.14.

                  "SELLER THRESHOLD" has the meaning ascribed to it in Section 9.2(b).

                  "SELLER'S CLOSING STATEMENT" has the meaning ascribed to it in
Section 2.3(c).

                  "SELLER'S OBJECTION" has the meaning ascribed to it in Section 2.3(d).

                  "SHARED  CUSTOMER   WARRANTY   OBLIGATIONS"  has  the  meaning
ascribed to it in Section 5.20(c).

                  "SURVEY" has the meaning ascribed to it in Section 7.3(i).

                  "TAX" or "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental, stamp or other taxes, assessments, duties, fees, levies, imposts or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "TAX RETURN" means any returns, reports, schedules, documents or statements (including any information returns) required to be filed for purposes of a particular Tax.

                  "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                  "TITLE INSURER" has the meaning ascribed to it in Section 7.3(h).

                  "TITLE  POLICY"  has the  meaning  ascribed  to it in  Section
7.3(h).

                  "TRADEMARK  ASSIGNMENT"  has  the  meaning  ascribed  to it in
Section 7.3(f).

                  "TRANSFERRED  EMPLOYEES"  has the  meaning  ascribed  to it in
Section 6.1.

                  "TRANSITION SERVICES AGREEMENT" has the meaning ascribed to it in Section 5.12.

                  "VEHICLES" has the meaning ascribed to it in Section 1.1(d).

                  "WELFARE PLAN" has the meaning ascribed to it in Section 3.13(a).

                  (2) Unless the context of this Agreement  otherwise  requires,
(i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the term "Section" refers to the specified Section of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Unless otherwise stated, all monetary amounts specified in this Agreement shall be in United States Dollars.

         11.12    ENTIRE AGREEMENT.
                  ----------------

         This Agreement, the Schedules and the Exhibits and the other agreements referred to herein set forth the entire understanding of the parties hereto, and no modifications or amendments to this Agreement shall be binding on the parties unless in writing and signed by the party or parties to be bound by such modification or amendment.

         11.13    SECTION HEADINGS; TABLE OF CONTENTS.
                  -----------------------------------

         The section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         11.14    SEVERABILITY.
                  ------------

         If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         11.15    COUNTERPARTS.
                  ------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The parties to this Agreement need not execute the same counterpart.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                            HEXCEL CORPORATION


                                            By:_____________________________
                                                  Name:
                                                  Title:




                                            BRITAX CABIN INTERIORS, INC.


                                            By:_____________________________
                                                  Name:
                                                  Title:

                                                                    Exhibit 99.1

                                  NEWS RELEASE

  HEXCEL CORPORATION, 281 TRESSER BOULEVARD, STAMFORD, CT 06901 (203) 969-0666

                                   CONTACTS:      Investors:

                                                  Stephen C. Forsyth
                                                  203-969-0666 Ext. 425
                                                  stephen.forsyth@hexcel.com

                                                  Media:

                                                  Michael W. Bacal
                                                  203-969-0666 Ext. 426
                                                  michael.bacal@hexcel.com


           HEXCEL COMPLETES SALE OF ITS BELLINGHAM INTERIORS BUSINESS
                           TO BRITAX INTERNATIONAL PLC


STAMFORD, CT, April 26, 2000 - Hexcel Corporation (NYSE/PCX: HXL) and Britax International plc today announced that they had completed the sale of Hexcel's Bellingham interiors business to Britax for approximately $117 million, as adjusted for changes in net assets under the terms of the agreement. The purchase price was paid in cash. This transaction resulted from Hexcel's previously announced strategic review of its Engineered Products business.

Mr. John J. Lee, Hexcel's Chairman & CEO commented: "We are pleased that this transaction has closed so quickly. As previously mentioned, the net proceeds from the transaction will be used to further reduce the company's bank debt. In light of the company's tax loss carry forwards, virtually all of the proceeds, net of transaction costs, will be available for debt repayment. The gain on the transaction will be reported in our second quarter results. Meanwhile, we continue to evaluate the strategic alternatives for the Kent segment of our Engineered Products business."

The Bellingham business is a leader in the design, engineering and manufacture of commercial aircraft interior components and systems for OEM, refurbishment and reconfiguration applications. Its products include the innovative stowage bin expansion kit that increases passenger carry-on luggage capacity on existing aircraft and consequently speeds gate operations for airlines.

Hexcel acquired the Bellingham business as part of its 1996 acquisition of Ciba Geigy's worldwide composites business. The business employs approximately 325 people. Credit Suisse First Boston acted as Hexcel's financial advisor on the transaction. Lazard acted as financial advisors to Britax International plc.

                                      * * *

Hexcel Corporation is the world's leading advanced structural materials company. It designs, manufactures and markets lightweight, high reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, general industrial, and recreation applications.

--------------------------------------------------------------------------------
                    DISCLAIMER ON FORWARD LOOKING STATEMENTS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
This press release contains statements that are forward looking, including statements relating to Hexcel's tax position and its plans and the timing of a strategic review of the options for its engineered products business. Additional risk factors are described in the company's filings with the SEC. The company does not undertake an obligation to update its forward looking statements to reflect future events or circumstances.

--------------------------------------------------------------------------------



                                                                    Exhibit 99.2

HEXCEL CORPORATION AND SUBSIDIARIES

PRO FORMA 1999 AND FIRST QUARTER 2000 NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
--------------------------------------------------------------------------------------------------------------------------
                                                                        UNAUDITED

                                    --------------------------------------------------------------------------------------
                                       COMMERCIAL          SPACE &
(IN MILLIONS)                           AEROSPACE         DEFENSE        ELECTRONICS       INDUSTRIAL           TOTAL
----------------------------------- ------------------ --------------- ----------------- --------------- -----------------
PRO FORMA FIRST QUARTER 1999 NET SALES

Reinforcement products               $       15.3      $        5.5      $      42.3     $      22.7      $       85.8
Composite materials                         119.7              29.6                -            28.9             178.2
Engineered products                          37.4               3.3                -               -              40.7
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      172.4      $       38.4      $      42.3     $      51.6      $      304.7
                                              56%               13%              14%             17%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
PRO FORMA SECOND QUARTER 1999 NET SALES

Reinforcement products               $       13.5      $        5.5      $      42.2     $      22.1      $       83.3
Composite materials                         101.4              26.0                -            29.9             157.3
Engineered products                          33.4               3.4                -               -              36.8
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      148.3      $       34.9      $      42.2     $      52.0      $      277.4
                                              53%               13%              15%             19%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
PRO FORMA THIRD QUARTER 1999 NET SALES

Reinforcement products               $       12.3      $        4.2      $      40.6     $      24.2      $       81.3
Composite materials                          81.2              25.7                -            27.7             134.6
Engineered products                          32.7               3.5                -               -              36.2
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      126.2      $       33.4      $      40.6     $      51.9      $      252.1
                                              50%               13%              16%             21%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
PRO FORMA FOURTH QUARTER 1999 NET SALES

Reinforcement products               $       10.9      $        3.0      $      41.3     $      25.3      $       80.5
Composite materials                          85.6              19.7                -            30.5             135.8
Engineered products                          28.2               2.8                -               -              31.0
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      124.7      $       25.5      $      41.3     $      55.8      $      247.3
                                              50%               10%              17%             23%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
PRO FORMA 1999 NET SALES

Reinforcement products               $       52.0      $       18.2      $     166.4     $      94.3      $      330.9
Composite materials                         387.9             101.0                -           117.0             605.9
Engineered products                         131.7              13.0                -               -             144.7
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      571.6      $      132.2      $     166.4     $     211.3      $    1,081.5
                                              53%               12%              15%             20%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------


PRO FORMA FIRST QUARTER 2000 NET SALES

Reinforcement products               $       15.6      $        4.1      $      43.6     $      23.8      $       87.1
Composite materials                          92.6              19.8                -            34.1             146.5
Engineered products                          27.1               2.5                -               -              29.6
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      135.3      $       26.4      $      43.6     $      57.9      $      263.2
                                              51%               10%              17%             22%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------

The above unaudited pro forma financial information assumes that the sale of Bellingham, a division of Hexcel Corporation, occurred on January 1, 1999 for 1999 financial information, and on January 1, 2000 for 2000 financial information. The unaudited pro forma financial information does not purport to be indicative of the results of operations that would have been reported had the sale occurred on the dates indicated, nor does it purport to be indicative of results of operations that may be achieved in the future.



                                                                    Exhibit 99.3

HEXCEL CORPORATION AND SUBSIDIARIES

ACTUAL 1999 AND FIRST QUARTER 2000 NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
--------------------------------------------------------------------------------------------------------------------------
                                                                        UNAUDITED

                                    --------------------------------------------------------------------------------------
                                       COMMERCIAL          SPACE &
(IN MILLIONS)                           AEROSPACE         DEFENSE        ELECTRONICS       INDUSTRIAL           TOTAL
----------------------------------- ------------------ --------------- ----------------- --------------- -----------------
FIRST QUARTER 1999 NET SALES

Reinforcement products               $       15.3      $        5.5      $      42.3     $      22.7      $       85.8
Composite materials                         119.7              29.6                -            28.9             178.2
Engineered products                          48.9               3.3                -               -              52.2
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      183.9      $       38.4      $      42.3     $      51.6      $      316.2
                                              58%               12%              13%             17%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
SECOND QUARTER 1999 NET SALES

Reinforcement products               $       13.5      $        5.5      $      42.2     $      22.1      $       83.3
Composite materials                         101.4              26.0                -            29.9             157.3
Engineered products                          48.6               3.4                -               -              52.0
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      163.5      $       34.9      $      42.2     $      52.0      $      292.6
                                              56%               12%              14%             18%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
THIRD QUARTER 1999 NET SALES

Reinforcement products               $       12.3      $        4.2      $      40.6     $      24.2      $       81.3
Composite materials                          81.2              25.7                -            27.7             134.6
Engineered products                          54.7               3.5                -               -              58.2
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      148.2      $       33.4      $      40.6     $      51.9      $      274.1
                                              54%               12%              15%             19%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
FOURTH QUARTER 1999 NET SALES

Reinforcement products               $       10.9      $        3.0      $      41.3     $      25.3      $       80.5
Composite materials                          85.6              19.7                -            30.5             135.8
Engineered products                          49.5               2.8                -               -              52.3
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      146.0      $       25.5      $      41.3     $      55.8      $      268.6
                                              55%                9%              15%             21%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
1999 NET SALES

Reinforcement products               $       52.0      $       18.2      $     166.4     $      94.3      $      330.9
Composite materials                         387.9             101.0                -           117.0             605.9
Engineered products                         201.7              13.0                -               -             214.7
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      641.6      $      132.2      $     166.4     $     211.3      $    1,151.5
                                              57%               11%              14%             18%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------


FIRST QUARTER 2000 NET SALES

Reinforcement products               $       15.6      $        4.1      $      43.6     $      23.8      $       87.1
Composite materials                          92.6              19.8                -            34.1             146.5
Engineered products                          43.7               2.5                -               -              46.2
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------
  Total                              $      151.9      $       26.4      $      43.6     $      57.9      $      279.8
                                              54%                9%              16%             21%              100%
----------------------------------- --- ------------- --- ------------- -- ------------- - ------------- -- -------------



                                                                    Exhibit 99.4

HEXCEL CORPORATION AND SUBSIDIARIES

PRO FORMA 1999 AND FIRST QUARTER 2000 BUSINESS SEGMENT DATA

-------------------------------------------------------------------------------------------------------------------------
                                                                           UNAUDITED
-------------------------------------- ----------------------------------------------------------------------------------
                                        REINFORCEMENT       COMPOSITE      ENGINEERED      CORPORATE
(IN MILLIONS)                             PRODUCTS          MATERIALS       PRODUCTS       & OTHER 1           TOTAL
-------------------------------------- ----------------- --------------- -------------- -------------- ------------------
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
PRO FORMA FIRST QUARTER 1999
  Net sales to external customers         $   85.8          $  178.2     $     40.7     $        -        $    304.7
  Intersegment sales                          35.7               2.4              -              -              38.1
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              121.5             180.6           40.7              -             342.8

  Adjusted EBIT 2                             10.3              25.1            3.0           (9.3)             29.1
  Depreciation and amortization                8.9               5.1            0.7            0.7              15.4
  BA&C expenses                                2.6               0.1            0.1              -               2.8
  Capital expenditures                         4.2               3.6            0.6            0.1               8.5
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
PRO FORMA SECOND QUARTER 1999
  Net sales to external customers         $   83.3          $  157.3     $     36.8     $        -        $    277.4
  Intersegment sales                          27.1               1.6              -              -              28.7
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              110.4             158.9           36.8              -             306.1

  Adjusted EBIT                               11.1              18.8            3.7           (8.8)             24.8
  Depreciation and amortization                8.8               5.2            0.7            0.8              15.5
  BA&C expenses                                0.2                 -            0.2            1.1               1.5
  Capital expenditures                         3.2               4.0            0.3            0.1               7.6
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
PRO FORMA THIRD QUARTER 1999

  Net sales to external customers         $   81.3          $  134.6     $     36.2     $        -        $    252.1
  Intersegment sales                          24.9               1.9              -              -              26.8
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              106.2             136.5           36.2              -             278.9

  Adjusted EBIT                                6.3              12.0            4.8           (8.4)             14.7
  Depreciation and amortization                8.9               5.1            0.7            0.7              15.4
  BA&C expenses                                3.5               8.1            1.3            0.6              13.5
  Write-down of investment in an
 affiliated company                           20.0                 -              -              -              20.0
  Capital expenditures                         3.0               4.2            0.2              -               7.4
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
PRO FORMA FOURTH QUARTER 1999

  Net sales to external customers         $   80.5          $  135.8     $     31.0     $        -        $    247.3
  Intersegment sales                          23.3               2.1              -              -              25.4
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              103.8             137.9           31.0              -             272.7

  Adjusted EBIT                                6.0              12.1            2.9           (8.5)             12.5
  Depreciation and amortization                7.8               4.9            0.6            0.6              13.9
  BA&C expenses                                0.4               1.5              -            0.4               2.3
  Capital expenditures                         3.6               4.3            0.4            0.3               8.6
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
PRO FORMA 1999

  Net sales to external customers         $  330.9          $  605.9     $    144.7     $        -        $  1,081.5
  Intersegment sales                         111.0               8.0              -              -             119.0
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              441.9             613.9          144.7              -           1,200.5

  Adjusted EBIT                               33.7              68.0           14.4          (35.0)             81.1
  Depreciation and amortization               34.4              20.3            2.7            2.8              60.2
  BA&C expenses                                6.7               9.7            1.6            2.1              20.1
  Write-down of investment in an
     affiliated company                       20.0                 -              -              -              20.0
  Capital expenditures                        14.0              16.1            1.5            0.5              32.1
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------

---------
1 The company does not allocate corporate expenses to its business segments.
2 Consists of earnings before interest, taxes, equity in income (losses) and write-down in affiliated companies and business acquisition and consolidation ("BA&C") expenses.




-------------------------------------- ----------------------------------------------------------------------------------
                                                                           UNAUDITED
-------------------------------------- ----------------------------------------------------------------------------------
                                        REINFORCEMENT       COMPOSITE      ENGINEERED      CORPORATE
(IN MILLIONS)                             PRODUCTS          MATERIALS       PRODUCTS        & OTHER          TOTAL
-------------------------------------- ----------------- --------------- -------------- -------------- ------------------
PRO FORMA FIRST QUARTER 2000
  Net sales to external customers         $   87.1          $  146.5     $     29.6     $        -        $    263.2
  Intersegment sales                          27.2               1.8              -              -              29.0
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              114.3             148.3           29.6              -             292.2

  Adjusted EBIT                               10.5              18.5            2.1           (9.2)             21.9
  Depreciation and amortization                8.6               4.8            0.7            0.6              14.7
  Business consolidation expenses              0.7               0.4            0.1              -               1.2
  Capital expenditures                         1.0               3.0            0.2              -        $      4.2
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------

The above unaudited pro forma financial information assumes that the sale of Bellingham, a division of Hexcel Corporation, occurred on January 1, 1999 for
1999  financial  information,   and  on  January  1,  2000  for  2000  financial
information. The unaudited pro forma financial information does not purport to be indicative of the results of operations or cash flows that would have been reported had the sale occurred on the dates indicated, nor does it purport to be indicative of results of operations or cash flows that may be achieved in the future.


                                                                    Exhibit 99.5

HEXCEL CORPORATION AND SUBSIDIARIES

ACTUAL 1999 AND FIRST QUARTER 2000 BUSINESS SEGMENT DATA

-------------------------------------------------------------------------------------------------------------------------
                                                                           UNAUDITED
-------------------------------------- ----------------------------------------------------------------------------------
                                        REINFORCEMENT       COMPOSITE      ENGINEERED      CORPORATE
(IN MILLIONS)                             PRODUCTS          MATERIALS       PRODUCTS       & OTHER 3            TOTAL
-------------------------------------- ----------------- --------------- -------------- -------------- ------------------
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
FIRST QUARTER 1999
  Net sales to external customers         $   85.8          $  178.2     $     52.2     $        -        $    316.2
  Intersegment sales                          35.7               2.8              -              -              38.5
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              121.5             181.0           52.2              -             354.7

  Adjusted EBIT 4                             10.3              25.1            3.9           (9.3)             30.0
  Depreciation and amortization                8.9               5.1            0.9            0.7              15.6
  BA&C expenses                                2.6               0.1            0.1              -               2.8
  Capital expenditures                         4.2               3.6            1.5            0.1               9.4
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
SECOND QUARTER 1999
  Net sales to external customers         $   83.3          $  157.3     $     52.0     $        -        $    292.6
  Intersegment sales                          27.1               1.8              -              -              28.9
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              110.4             159.1           52.0              -             321.5

  Adjusted EBIT                               11.1              18.8            5.2           (8.8)             26.3
  Depreciation and amortization                8.8               5.2            0.9            0.9              15.8
  BA&C expenses                                0.2                 -            0.2            1.1               1.5
  Capital expenditures                         3.2               4.0            1.3            0.1               8.6
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
THIRD QUARTER 1999
  Net sales to external customers         $   81.3          $  134.6     $     58.2     $        -        $    274.1
  Intersegment sales                          24.9               2.1              -              -              27.0
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              106.2             136.7           58.2              -             301.1

  Adjusted EBIT                                6.3              12.0            6.4           (8.4)             16.3
  Depreciation and amortization                8.9               5.1            0.9            0.8              15.7
  BA&C expenses                                3.5               8.1            1.3            0.6              13.5
  Write-down of investment in an
     affiliated company                       20.0                 -              -              -              20.0
  Capital expenditures                         3.0               4.2            1.5              -               8.7
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
FOURTH QUARTER 1999
  Net sales to external customers         $   80.5          $  135.8     $     52.3     $        -        $    268.6
  Intersegment sales                          23.3               2.3              -              -              25.6
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              103.8             138.1           52.3              -             294.2

  Adjusted EBIT                                6.0              12.1            6.9           (8.5)             16.5
  Depreciation and amortization                7.8               4.9            0.8            0.7              14.2
  BA&C expenses                                0.4               1.5              -            0.4               2.3
  Capital expenditures                         3.6               4.3            0.7            0.3               8.9
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
1999

  Net sales to external customers         $  330.9          $  605.9     $    214.7     $        -        $  1,151.5
  Intersegment sales                         111.0               9.0              -              -             120.0
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              441.9             614.9          214.7              -           1,271.5

  Adjusted EBIT                               33.7              68.0           22.4          (35.0)             89.1
  Depreciation and amortization               34.4              20.3            3.5            3.1              61.3
  BA&C expenses                                6.7               9.7            1.6            2.1              20.1
  Write-down of investment in
     affiliated company                       20.0                 -              -              -              20.0
  Capital expenditures                        14.0              16.1            5.0            0.5              35.6
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------

--------

3 The company does not allocate corporate expenses to its business segments.
4 Consists of earnings before interest, taxes, equity in income (losses) and write-down in affiliated companies and business acquisition and consolidation ("BA&C") expenses.




-------------------------------------- ----------------------------------------------------------------------------------
                                                                           UNAUDITED
-------------------------------------- ----------------------------------------------------------------------------------
                                         REINFORCEMENT       COMPOSITE      ENGINEERED      CORPORATE
(IN MILLIONS)                             PRODUCTS          MATERIALS       PRODUCTS        & OTHER          TOTAL
-------------------------------------- ----------------- --------------- -------------- -------------- ------------------
FIRST QUARTER 2000
  Net sales to external customers         $   87.1          $  146.5     $     46.2     $        -        $    279.8
  Intersegment sales                          27.2               2.3              -              -              29.5
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------
    Total sales                              114.3             148.8           46.2              -             309.3

  Adjusted EBIT                               10.5              18.5            3.2           (9.2)             23.0
  Depreciation and amortization                8.6               4.8            1.0            0.6              15.0
  Business consolidation expenses              0.7               0.4            0.1              -               1.2
  Capital expenditures                         1.0               3.0            0.4              -               4.4
---------------------------------------- -- ----------- ----- ---------- --- ---------- -- ----------- ---- -------------